EXHIBIT 10.1

[Unpublished] CUSIP Number:

AMENDED AND RESTATED CREDIT AGREEMENT

Among

SUSSER HOLDINGS, L.L.C.,

as Borrower,

SUSSER HOLDINGS CORPORATION,

as Parent Guarantor,

BANK OF AMERICA, N.A.,

as Revolving Administrative Agent, Swing Line Lender, and L/C Issuer,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agent

BMO CAPITAL MARKETS

as Documentation Agent

BANC OF AMERICA SECURITIES LLC,

WELLS FARGO BANK, NATIONAL ASSOCIATION

and

BMO CAPITAL MARKETS,

as Joint Lead Arrangers and Joint Book Managers

and

THE OTHER LENDERS PARTY HERETO

$120,000,000

May 7, 2010

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(continued)

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(continued)

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(continued)

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(continued)

		Page
8.16	No Advisory or Fiduciary Responsibility	119

8.17	Entire Agreement	120

8.18	Amendment and Restatement	120

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(continued)

EXHIBITS

Exhibit A	-	Form of Borrowing Base Certificate
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Loan Notice
Exhibit D	-	Form of Amended and Restated Note
Exhibit E	-	Form of Assignment and Assumption

SCHEDULES

Schedule I	-	Administrative Information (Borrower; Revolving Administrative Agent; Lenders)
Schedule II	-	Existing Letters of Credit
Schedule 2.1	-	Commitments and Applicable Percentages
Schedule 4.10	-	Subsidiaries
Schedule 4.12	-	Environmental Compliance
Schedule 4.13(d)	-	Pension Plans
Schedule 5.8	-	Debt
Schedule 5.9(a)	-	Existing Liens
Schedule 5.9(b)	-	Landlords’ Liens
Schedule 5.11	-	Transactions with Affiliates
Schedule 5.29	-	Leases of Mortgaged Property

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AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement dated as of May 7, 2010, is among SUSSER HOLDINGS, L.L.C., a Delaware limited liability company, as Borrower, SUSSER HOLDINGS CORPORATION, a Delaware corporation, as Parent Guarantor, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Revolving Administrative Agent”), Swing Line Lender, and L/C Issuer.

The Borrower, the Parent Guarantor, the Revolving Administrative Agent and other financial institutions named and defined therein as lenders are parties to Credit Agreement dated as of November 13, 2007, pursuant to which such lenders provided certain loans to and extensions of credit on behalf of the Borrower (as heretofore amended, modified or supplemented, the “Existing Credit Agreement”).

The Borrower has requested that the Lenders, and the Lenders have agreed, to amend, restate and extend the Existing Credit Agreement, subject to the terms and conditions of this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition” means the direct or indirect purchase or acquisition, whether in one or more related transactions, of any Person or group of Persons or all or substantially all of any group of related assets, liabilities, or securities of any Person or group of Persons, or division thereof.

“Act” has the meaning set forth in Section 8.10.

“Administrative Agent’s Office” means, with respect to the Revolving Administrative Agent, the Revolving Administrative Agent’s address and, as appropriate, account as set forth on Schedule I, or such other address or account as the Revolving Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Revolving Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Revolving Administrative Agent and the Syndication Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Sections 2.21 and 2.22. If the Commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 6.2 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (i) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 5.2(a) or 5.2(b), 3.00% for Eurodollar Rate Loans and 1.25% for Base Rate Loans and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Revolving Administrative Agent pursuant to Section 5.2(b):

Applicable Rate
Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Letter of Credit Fees
1	>4.50:1	3.00%	1.25%	2.50%
2	< 4.50:1 but > 4.00:1	2.75%	1.00%	2.25%
3	< 4.00:1 but > 3.50:1	2.50%	0.75%	2.00%
4	< 3.50:1	2.50%	0.50%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Sections 5.2(a) or 5.2(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 1 shall apply in respect of the Revolving Credit Facility as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such Compliance Certificate has been received.

“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, a Lender that has a Commitment or holds a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.3(a), the Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.4(a), the Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 8.5(b)), and accepted by the Revolving Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Revolving Administrative Agent.

“Attributable Debt” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capital Lease and (c) all Synthetic Debt of such Person.

“AutoBorrow Agreement” means the AutoBorrow Service Agreement dated as of November 13, 2007, between the Borrower and the Swing Line Lender.

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Commitments pursuant to Section 2.6, and (iii) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 6.2.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.75%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan that bears interest based at the Base Rate.

“Borrower” means Susser Holdings, L.L.C., a Delaware limited liability company.

“Borrower Materials” has the meaning specified in Section 5.2.

“Borrowing” means a Revolving Credit Borrowing or a Swing Line Borrowing, as the context may require.

“Borrowing Base” means the lesser of (a)(i) the sum of (A) 85% of the value of the Credit Parties’ Eligible Accounts plus (B) 55% of the value of the Credit Parties’ Eligible Inventory (such value determined on the basis of the lower of cost or market of such Eligible Inventory in accordance with GAAP), plus (C) 60% of the fair market value (such fair market value determined initially, and annually thereafter as provided in Section 5.2(c), by a method consistent with the method utilized to determine the fair market value of the properties pursuant to the Existing Credit Agreement, as such value may be adjusted by the Revolving Administrative Agent pursuant to any appraisals delivered under Section 5.19(d)) of the Credit Parties’ Eligible Real Property (provided that the amount included in the Borrowing Base pursuant to this clause (C) may not exceed, and shall be capped at, an amount comprising 45% of the Borrowing Base) minus (ii) such reserves as the Revolving Administrative Agent may establish from time to time in its reasonable credit judgment acting in good faith (including, without limitation, reserves for exposure under Swap Contracts and obligations relating to treasury management products) and (b) the greater of (i) $160,000,000 and (ii) the sum of (A) 85% of the value of the Credit Parties’ gross accounts plus (B) 60% of the value of the Credit Parties’ gross inventory. Upon receipt of each Borrowing Base Certificate, the Borrowing Base reflected therein shall be in effect until receipt of the next Borrowing Base Certificate.

“Borrowing Base Certificate” means a borrowing base certificate executed by an authorized officer of the Borrower in substantially the form of Exhibit A.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Houston, Texas or New York City, New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“C&G Entity” means each of C&G Investments, LLC, a Delaware limited liability company, and each Cash and Go Entity.

“Capital Expenditures” means, with respect to any Person and with respect to any period of its determination, the consolidated expenditures of such Person during such period that are required to be included in or are reflected by the consolidated property, plant, or equipment accounts of such Person, or any similar fixed asset or long term capitalized asset accounts of such Person, on the consolidated balance sheet of such Person in conformity with GAAP, provided, that Capital Expenditures shall not include (a) expenditures deemed to occur in connection with Acquisitions made pursuant to Section 5.10, (b) expenditures made in connection with the replacement, substitution or restoration of assets to the extent (i) paid for from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (c) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, and (d) Capital Expenditures paid for with the Net Cash Proceeds of any Disposition within 365 days after receipt thereof.

“Capital Lease” means, with respect to any Person, any lease of any property by such Person which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash and Go Entity” means Cash and Go Management, LLC, a Texas limited liability company, and Cash and Go, Ltd., a Texas limited partnership.

“Cash Collateralize” means to pledge and deposit with or deliver to the Revolving Administrative Agent, for the benefit of the Revolving Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Revolving Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of investments, to the extent owned by the Parent Guarantor or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Security Documents and other Liens permitted hereunder):

(a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 90 days from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof; and

(d) investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means, as a result of one or more transactions, (a) with respect to the Parent Guarantor, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Wellspring and/or its successors and assigns, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Parent Guarantor entitled to vote for members of the board of directors or equivalent governing body of the Parent Guarantor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Parent Guarantor cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or who received the vote or approval of the Permitted Holders in such election or nomination, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or who received the vote or approval of the Permitted Holders in such election or nomination, (b) with respect to Stripes Holdings (prior to a merger of Stripes Holdings with and into the Parent Guarantor), the Parent Guarantor’s failure to own directly or indirectly and control legally and beneficially 100% of the Voting Securities of Stripes Holdings

on a fully-diluted basis, (c) with respect to the Borrower, the failure of Stripes Holdings (or, after a merger of Stripes Holdings with and into the Parent Guarantor, the Parent Guarantor) to own and control legally and beneficially 100% of the Voting Securities of the Borrower on a fully-diluted basis, and (d) the occurrence of any “Change of Control” as such term is defined in the indenture pursuant to which the Senior Notes were issued.

“Closing Date” means the first date on which all of the conditions precedent in Section 3.1 are satisfied or waived in accordance with Section 8.3.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Property” referred to in the Security Documents and all of the other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Revolving Administrative Agent for the benefit of any of the Secured Parties.

“Commitment” means, as to each Lender, its obligations to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.1, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Closing Date, the aggregate Commitments equal $120,000,000.

“Compliance Certificate” means a compliance certificate executed by a Responsible Officer of the Parent Guarantor in substantially the form of Exhibit B.

“Consolidated EBITDA” means, for any period of its determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis and without duplication, an amount equal to consolidated net income for such period plus: (a) the following to the extent deducted or excluded in calculating such consolidated net income: (i) consolidated interest expense of the Parent Guarantor and its Subsidiaries for such period; (ii) federal, state and local taxes of the Parent Guarantor and its Subsidiaries (to the extent based on income, profits or capital and including franchise and similar taxes) for such period; (iii) the depreciation, amortization and accretion expenses of the Parent Guarantor and its Subsidiaries for such period; (iv) the cumulative effect of a change in accounting principles; and (v) non-cash management incentive options compensation; minus (b) to the extent added or included in calculating such consolidated net income, all extraordinary gains for such period related to assets sales; plus (c) to the extent deducted in calculating such consolidated net income: (i) non-recurring costs (including restructuring costs, extraordinary costs, and transaction costs related to the Transaction) and expenses and charges resulting from equity offerings, Permitted Investments, Acquisitions permitted under Section 5.10, recapitalizations or the incurrence or repayment of Debt, in each case, permitted to be incurred or repaid under this Agreement (including a refinancing thereof) (whether or not successful), including (A) such fees, expenses or charges related to the Loans and (B) any amendment or other modification of the Credit Documents, (ii) any other non-cash charges, including any write offs or write downs, reducing net income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period); and (iii) any unusual, extraordinary or non-recurring losses or charges for such period related to asset sales.

“Consolidated EBITDAR” means, for any period of its determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, (a) Consolidated EBITDA for such period plus (b) all Rental Expense for such period.

“Consolidated Fixed Charge Coverage Ratio” means, for any period of its determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis and without duplication, the ratio of (a) Consolidated EBITDAR for the period of the four fiscal quarters most recently ended, minus (i) Maintenance Capital Expenditures, minus (ii) cash taxes paid by the Parent Guarantor and its Subsidiaries during such period, minus (iii) Restricted Payments made by the Parent Guarantor and its Subsidiaries during such period (other than Restricted Payments made (A) to the Parent Guarantor or any wholly owned Subsidiary of the Parent Guarantor or (B) in common Equity Interests of the maker of such payment) to (b) the sum of (i) the consolidated Rental Expense for such period plus (ii) cash interest paid by the Parent Guarantor and its Subsidiaries during such period net of interest income of the Parent Guarantor and its Subsidiaries for such period plus (iii) the aggregate principal amount of all scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money of or by the Parent Guarantor and its Subsidiaries for the preceding four fiscal quarters.

“Consolidated Funded Debt” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder, but excluding L/C Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Debt, (c) all direct (but not contingent) obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (in each case, to the extent unreimbursed), (d) all obligations in respect of the deferred purchase price of property or services (other than accrued expenses and trade accounts payable in the ordinary course of business), (e) all Attributable Debt, (f) without duplication, all direct (but not contingent) obligations arising under Guarantees with respect to outstanding Debt of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Debt of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Debt is expressly made non-recourse to the Borrower or such Subsidiary.

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the ratio of (a) the Consolidated Senior Secured Net Debt as of such date to (b) Consolidated EBITDA for the four fiscal quarters then most recently ended.

“Consolidated Senior Secured Net Debt” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis and without duplication, (a) the Consolidated Funded Debt as of such date that is secured by a Lien on any property minus (b) the sum of (i) cash held by the Parent Guarantor and its Subsidiaries as of such date (excluding restricted cash) and (ii) the aggregate amount of Permitted Investments pursuant to clauses (c) through (f) of the definition of “Permitted Investments” held by the Parent Guarantor and its Subsidiaries as of such date.

“Consolidated Total Leverage Ratio” means, as of any date of determination, for the Parent Guarantor and its Subsidiaries on a consolidated basis, the ratio of (a) the Consolidated Funded Debt (less the sum of (i) cash held by the Parent Guarantor and its Subsidiaries as of such date (excluding restricted cash) and (ii) the aggregate amount of Permitted Investments pursuant to clauses (c) through (f) of the definition of “Permitted Investments”) as of such date to (b) Consolidated EBITDA for the four fiscal quarters then most recently ended.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” means this Agreement, each Note, the AutoBorrow Agreement, each Issuer Document, each Guaranty, the Security Documents, any Secured Hedge Agreement, any Secured Cash Management Agreement, the Fee Letter, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.23(b) of this Agreement, and each other agreement, instrument, or document executed by a Credit Party and delivered to the Revolving Administrative Agent at any time in connection with this Agreement; provided that for purposes of the definitions of “Material Adverse Effect” and “Termination Date” and Articles III through VII, “Credit Documents” shall not include Secured Hedge Agreements or Secured Cash Management Agreements.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Parties” means collectively, the Borrower and each Guarantor.

“Debt” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not more than 90 days past due unless being contested in good faith and for which adequate reserves have been established and reported in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements) or indebtedness of others secured by a Lien on property of such Person, in each case, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interest in such Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Debt of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Debt and (y) the fair market value of the property encumbered thereby as reasonably determined by such Person in good faith.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate then in effect plus 2.00% per annum.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that, as determined by the Revolving Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder unless subject to a good faith dispute, (b) has notified the Borrower or the Revolving Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Revolving Administrative Agent, to confirm in a manner satisfactory to the Revolving Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means with respect to any Person, means any Equity Interest of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for an Equity Interest which is not a Disqualified Equity Interest) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (in each case, other than solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale shall be subject to the occurrence of the Termination Date or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)), in whole or in part, in each case prior to the date 91 days after Maturity Date; provided, however, that if such Equity Interest is issued to any plan for the benefit of employees of Parent Guarantor or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations.

“Documentation Agent” means BMO Capital Markets, in its capacity as documentation agent for the Lenders.

“Dollars” or “$” means lawful money of the United States.

“Eligible Accounts” means, with respect to any Person, the accounts receivable of such Person which are reflected on the balance sheet of such Person as of the date of determination in accordance with GAAP, excluding, however:

(a) accounts receivable in which the Revolving Administrative Agent does not have a first priority perfected security interest, accounts receivable from government agencies (including accounts receivable governed by the Federal Assignment of Claims Act) other than accounts receivable arising from the sale of fuel to school districts, counties and municipalities in Texas, Oklahoma, Louisiana or New Mexico or regional transportation authorities in Texas in an aggregate amount not to exceed $3,000,000 at any time, and accounts receivable which are not “accounts” as such term is defined in the New York Uniform Commercial Code (including those represented by any promissory note, trade acceptance, chattel paper, draft, or other instrument);

(b) accounts receivable which did not arise from an enforceable order or contract for the absolute and final sale of the inventory or services of the Person or accounts receivable for which the sales or services have not been fully performed in the ordinary course of business of the Person;

(c) accounts receivable which are older than 90 days after the date of the invoice that generated such account receivable;

(d) accounts receivable which are subject to any contest or offset or which have been disputed;

(e) accounts receivable which were not generated in an arm’s length transaction or accounts receivable from any Affiliate of the Person;

(f) accounts receivable generated from any credit card transaction involving credit cards issued or processed by a Person that is a fuel supplier to the Borrower or any Subsidiary or that is an Affiliate of any such Person;

(g) accounts receivable from a foreign Person which are not supported by a letter of credit approved by the Revolving Administrative Agent;

(h) accounts receivable from any Person 50% or more of whose then-existing accounts owing to any Credit Party do not meet the requirements for eligibility set forth herein; and

(i) accounts receivable which are otherwise unacceptable as collateral as reasonably determined by the Revolving Administrative Agent, such determination to be made in good faith and on a basis consistent with the basis applied by the Revolving Administrative Agent for similarly-situated borrowers.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.5(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 8.5(b)(iii)).

“Eligible Inventory” means, with respect to any Person and as of any date of determination, the inventory of such Person which is reflected on the balance sheet of such Person as of such date in accordance with GAAP, excluding, however:

(a) inventory in which the Revolving Administrative Agent does not have a first priority perfected security interest;

(b) inventory of such Person out on consignment, inventory held by such Person on consignment, and inventory which is not “inventory” as such term is defined in the New York Uniform Commercial Code;

(c) inventory of such Person consisting of motor fuels;

(d) inventory purchased from an Affiliate of the Person other than in accordance with Section 5.11;

(e) inventory that is obsolete, unusable or otherwise unavailable for sale;

(f) inventory consisting of promotional, marketing, packaging or shipping materials and supplies; and

(g) inventory which is otherwise unacceptable as collateral as reasonably determined by the Revolving Administrative Agent, such determination to be made in good faith and on a basis consistent with the basis applied by the Revolving Administrative Agent for similarly-situated borrowers.

“Eligible Real Property” means, with respect to any Person and as of any date of its determination, the real property designated by such Person as Eligible Real Property, which is owned by such Person and on which such Person owns and operates a convenience store, including the improvements constructed thereon, provided that (a) such property is subject to no Liens, other than Permitted Liens, (b) such property is reasonably satisfactory to the Revolving Administrative Agent and (c) the Revolving Administrative Agent has received the following with respect to such property: (i) a Mortgage, (ii) any surveys and title insurance requested by the Revolving Administrative Agent, (iii) any environmental assessment reports reasonably requested by the Revolving Administrative Agent, each in scope, form and substance reasonably satisfactory to the Revolving Administrative Agent, and (iv) any legal opinions requested by the Revolving Administrative Agent, in form and substance reasonably satisfactory to the Revolving Administrative Agent.

“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Restricted Entity or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials released into the environment, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other written consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” has the meaning set forth in Section 4.12.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Restricted Entity within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal by any Restricted Entity or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Restricted Entity or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Revolving Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Revolving Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Revolving Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 6.1.

“Excluded Property” has the meaning specified in the Security Agreement.

“Excluded Taxes” means, with respect to the Revolving Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 2.14(e)(ii), and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 8.15), any withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 2.14(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a)(ii) or (c).

“Existing Credit Agreement” has the meaning specified in the second introductory paragraph.

“Existing Letters of Credit” mean the letters of credit issued under the Existing Credit Agreement and set forth on Schedule II.

“Existing Senior Notes” means the $300,000,000 aggregate principal amount of the Borrower’s and Susser Finance Corporation’s 10 5/8% senior unsecured notes due 2013 issued pursuant to the Existing Senior Notes Indenture.

“Existing Senior Notes Indenture” means the Indenture dated as of December 21, 2005 among Susser Holdings, L.L.C., as successor by merger to Stripes Acquisition LLC, and Susser Finance Corporation, as Issuers, the guarantors party thereto and The Bank of New York, as Trustee.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds of directors’ and officers’ policies and workers’ compensation policies), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments (except to the extent that such indemnity payments or purchase price adjustments are needed, in the good faith determination of the Borrower, to compensate the Parent Guarantor or any of its Subsidiaries for the events giving rise to such claims, in which case, such proceeds shall not constitute Extraordinary Receipts).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Revolving Administrative Agent.

“Fee Letter” means the letter agreement, dated May 3, 2010, among the Borrower, the Revolving Administrative Agent and the Joint Lead Arrangers.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) provided, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into thereafter in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Parent Guarantor, all Subsidiaries of the Parent Guarantor (other than the Borrower) delivering a Guaranty as of the date hereof, and all Subsidiaries of the Parent Guarantor required to execute and deliver a Guaranty under Section 5.19 in the future, excluding, for avoidance of doubt, Susser Company Ltd.

“Guaranty” means with respect to each Guarantor, the Amended and Restated Guaranty dated as of May 7, 2010, made by such Guarantor in favor of the Revolving Administrative Agent for the benefit of the Secured Parties guaranteeing the Obligations, together with each other Amended and Restated Guaranty or guaranty supplement delivered under Section 5.19, and “Guaranties” means the foregoing collectively.

“Hazardous Materials” means all materials, substances or wastes regulated, characterized or defined as hazardous, toxic, radioactive or a pollutant or contaminant under Environmental Laws, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, infectious or medical wastes.

“Hedge Bank” means any Person that, at the time it enters into a Secured Hedge Agreement, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Secured Hedge Agreement.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 8.1(b).

“Information” has the meaning set forth in Section 8.12.

“Insured Properties” means, collectively, the properties commonly known as Store 2193, Store 2172, Store 2179, Store 9773, Store 2223, Store 2158, Store 1001, Store 1002, Store 1003, Store 1004, Store 2195, Store 2197, Store 2198, Store 2121, Store 2122, Store 2128, Store 2131, Store 2141, Store 7056, Store 7085, Store 7122, Store 7123, Store 7125, Store 7129, Store 7136, Store 7137, Store 7301, Store 9145, Store 9101, Store 222, Store 206, Store 121, Store 258, Store 109, Store 218, Store 110, Store 207, Store 247, Store 188, Store 243, Store 122, Store 231, Store 224 and Store 221 as of the Closing Date.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six, or, if available to all relevant affected Lenders, nine or twelve months or a shorter period thereafter, as selected by the Borrower in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Lead Arrangers” means Banc of America Securities LLC, Wells Fargo Bank, National Association and BMO Capital Markets, in their respective capacities as joint lead arrangers and joint book managers hereunder.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.6. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Revolving Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five days prior to the Maturity Date (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.3(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $75,000,000 (as such amount may be increased or decreased pursuant to the following sentence) and (b) the Revolving Credit Facility. With respect to clause (a) above, (i) in the event of any increase to the Aggregate Commitments pursuant to Section 2.21(a), the amount in clause (a) shall be increased by the corresponding percentage increase (rounded to the nearest whole multiple of 1%) to the Aggregate Commitments then in effect and (ii) if the Aggregate Commitments are increased pursuant to Section 2.21(a) but subsequently reduced pursuant to Section 2.6(a), the amount in clause (a) shall be decreased by the corresponding percentage decrease (rounded to the nearest whole multiple of 1%) to the Aggregate Commitments then in effect.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing but excluding operating leases that do not constitute a security interest).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan or a Swing Line Loan.

“Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.2(a), which, if in writing, shall be substantially in the form of Exhibit C.

“Maintenance Capital Expenditures” means, as of any date of its determination, an amount equal to the sum of (a) the product of (i) $15,000 times (ii) the number of convenience stores of the Parent Guarantor and its Subsidiaries as of such date plus (b) $4,000,000. Notwithstanding the foregoing, with respect to any convenience store which was acquired or constructed by the Parent Guarantor or any of its Subsidiaries during any relevant period, the amount included with respect to such convenience store pursuant to clause (a)(i) above shall be equal to an amount equal to the proportion of $15,000 attributable to the number of full fiscal quarters during such period that any such store was owned or operated by the Parent Guarantor or any of its Subsidiaries.

“Material Adverse Effect” means a material adverse change in, or a material adverse effect upon, (a) the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) the rights and remedies of the Revolving Administrative Agent or the Lenders under any Credit Document, or of the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party; or (c) the legality, validity, binding effect or enforceability against any Credit Party of any Credit Document to which it is a party.

“Maturity Date” means May 7, 2014; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning set forth in Section 8.13.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgages” means, collectively, each of the mortgages or deeds of trust executed by the Borrower or any of the Guarantors in favor of the Revolving Administrative Agent for the benefit of the Secured Parties in form and substance reasonably acceptable to the Revolving Administrative Agent.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Net Cash Proceeds” means, with respect to any Disposition by the Parent Guarantor or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Debt that is secured by the applicable asset and that is repaid in connection with such transaction (other than Debt under the Credit Documents), (B) the reasonable and customary out-of-pocket expenses incurred by the Parent Guarantor or such Subsidiary in connection with such transaction, (C) income taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds, and (D) amounts provided as a reserve in respect of (x) any liabilities reasonably anticipated under any indemnification obligations or purchase price adjustment associated with such assets or (y) any other liabilities retained by Parent Guarantor or any of its Subsidiaries associated with such assets (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds).

“Non-Operating Assets” means assets, property (including undeveloped land) and stores that are no longer used or useful in a Permitted Business.

“Non-Operating Subsidiary” means (i) any Subsidiary that has no assets other than Non-Operating Assets and (ii) any Subsidiary that was formed solely to hold non-transferable beer, wine and liquor licenses; provided, that the total assets (as determined in accordance with GAAP) of the Non-Operating Subsidiaries, measured at the end of the Borrower’s most recent fiscal quarter for which financial statements are available, shall not at any time exceed $2,500,000 in the aggregate.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Revolving Credit Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, to the extent relating to the Revolving Credit Loans, Letters of Credit, other L/C Obligations and Swing Line Loans of Lenders and Swap Contracts and Cash Management Agreements provided by Lenders or Affiliates of Lenders, and including all debts, liabilities, obligations, covenants and duties of any Credit Party to the Revolving Administrative Agent as such.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Outstanding Amount” means (a) with respect to Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Parent Guarantor” means Susser Holdings Corporation, a Delaware corporation.

“Parent Guarantor Financial Statements” means the annual audited consolidated financial statements of the Parent Guarantor and its Subsidiaries for the fiscal year ended December 31, 2009, including the consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such fiscal year and the consolidated statements of income or operations, shareholders’ equity, and cash flows for such fiscal year.

“Participant” has the meaning specified in Section 8.5(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Business” means any business conducted by the Borrower or its Subsidiaries on the Closing Date and any business reasonably related, ancillary or complimentary to such business as presently and normally conducted.

“Permitted Debt” means all of the following Debt:

(a) Debt outstanding under the Credit Documents;

(b) Debt in the form of the Senior Notes and, subject to Section 5.28, any extensions, renewals, or replacements of the foregoing;

(c) Debt in existence at closing as set forth in Schedule 5.8 hereto and any extensions, renewals, or replacements of the foregoing which do not increase the outstanding principal amount thereof at the time of such extension, renewal, or replacement (except as otherwise permitted hereunder);

(d) Debt in the form of borrowed money which does not have any stated maturity before the date which is 90 days after the Maturity Date and which does not have a scheduled principal amortization exceeding 7.5% of the original principal amount thereof for any year prior to its stated maturity;

(e) Subordinated Intercompany Debt;

(f) other Debt in an aggregate principal amount not to exceed $20,000,000 at any time;

(g) Debt in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case) incurred through the borrowing of money or contingent liabilities in respect thereof;

(h) Debt of a Person existing at the time such Person became a Subsidiary of the Borrower or that is assumed pursuant to an acquisition of assets permitted by this Agreement by the acquirer of such assets, but only if (i) such Debt was not created or incurred in contemplation of such Person becoming a Subsidiary or such permitted acquisition and (ii) immediately after giving effect to the acquisition of such Person no Default shall have occurred and be continuing;

(i) Guarantees by any Credit Parties of Debt of customers of any check cashing or short term lending business owned or operated, directly or indirectly, by the Parent Guarantor or its Subsidiaries in respect of any C&G Entity or Susser Financial Services LLC for check cashing and short term lending products in the ordinary course of business consistent with past practices in an aggregate outstanding amount not to exceed $6,000,000 at any time;

(j) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party (it being agreed that netting provisions do not constitute exoneration);

(k) Guarantees of the Parent Guarantor or any Subsidiary in respect of Debt otherwise permitted hereunder of the Borrower or any Guarantor, or of any other Person to the extent otherwise permitted under Section 5.13;

(l) Debt incurred by Parent Guarantor or any of its Subsidiaries in a Disposition under agreements providing for, and in the form of, indemnification, the adjustment of the purchase price or similar adjustments and earn outs;

(m) Cash management obligations and Debt incurred by Parent Guarantor or any of its Subsidiaries in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts in the ordinary course of business;

(n) Debt consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations of the Borrower or any of its Subsidiaries contained in supply arrangements, in each case, in the ordinary course of business;

(o) Debt consisting of obligations of Parent Guarantor or any of its Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in the ordinary course of business and in connection with the Transaction or any Acquisition permitted under Section 5.10; and

(p) Debt in respect of Capital Leases and purchase money obligations for fixed or capital assets in an aggregate principal amount not to exceed $25,000,000 at any time.

provided that, in the case of any Debt referred to in clause (d) above that exceeds $25,000,000 in the aggregate, the Borrower shall have delivered the Compliance Certificate required by Section 5.2(k) prior to the incurrence of such Debt.

“Permitted Dispositions” means all the following Dispositions: (a) sales of inventory in the ordinary course of business, (b) Dispositions of real property or non-operating assets, (c) Dispositions of obsolete or worn-out assets and assets no longer useful in the conduct of the business of the Borrower and its Subsidiaries, (d) Dispositions pursuant to any sale-leaseback transaction, (e) (i) Dispositions of property by the Borrower or any Subsidiary to the Borrower or to a Subsidiary of the Borrower; provided that if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor or such transfer must otherwise be permitted under Section 5.13 and (ii) Dispositions of property by the Borrower to Stripes Holdings or the Parent Guarantor solely to the extent such Disposition would be permitted as a Restricted Payment under Section 5.6(a), (f) Dispositions to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property, (g) Dispositions permitted by Sections 5.6, 5.10 and 5.13 and Liens permitted by Section 5.9, (h) Dispositions of accounts receivable in connection with the collection or compromise thereof, (i) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any of the Subsidiaries, (j) transfers of property subject to casualty or condemnation proceeding (including in lieu thereof) upon receipt of the Net Cash Proceeds therefor, (k) Dispositions not otherwise permitted hereunder; provided, that (i) at the time of such Dispositions, no Event of Default shall exist or would result therefrom, (ii) the aggregate fair market value of all property Disposed of in reliance on this clause (k) shall not exceed $20,000,000 in any fiscal year and (iii) the purchase price for such property (if in excess of

$2,000,000) shall be paid to the Borrower or such Subsidiary for not less than 75% cash consideration, (l) Dispositions in the ordinary course of business consisting of the abandonment of intellectual property rights which, in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of the Borrower or any of the Subsidiaries, (m) Dispositions of investments in joint ventures to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in, joint venture arrangements and similar binding arrangements in substantially the form as such arrangements are in effect on the Closing Date, (n) voluntary terminations of Swap Contracts other than those required to be maintained by this Agreement, and (o) other Dispositions of property or assets in connection with the formation or operation of joint ventures not to exceed, in the aggregate since the Closing Date, a fair market value of $30,000,000; provided that, in the case of clauses (a) through (o) above, (A) with respect to any sale-leaseback transaction (or series of related transactions), the Borrower shall have delivered the Compliance Certificate, if any, required by Section 5.5 prior to the effective date of such transaction, (B) in the case of any sale of Eligible Real Property, the Borrower shall have delivered to the Revolving Administrative Agent a completed Borrowing Base Certificate, duly certified by a Responsible Officer of the Borrower on the effective date of such sale, giving effect to the Disposition of such Eligible Real Property demonstrating that no prepayment is due under Section 2.5(b) in connection with such sale (unless made concurrently), and (C) in the case of any Disposition, such Disposition is made for fair market value.

“Permitted Holders” means Wellspring, Sam L. Susser, Affiliates of Sam L. Susser, and current and former members of senior management of the Parent Guarantor.

“Permitted Investments” means all of the following: (a) investments in and loans to the Credit Parties, (b) investments in the form of extensions of trade credit in the ordinary course of business, (c) investments in Cash Equivalents, (d) investments in commercial paper and bankers’ acceptances maturing in twelve months or less from the date of issuance and which, at the time of acquisition are accorded the highest rating by S&P or Moody’s, (e) investments in time deposits, certificates of deposit, or Eurodollar certificates of deposit maturing in twelve months or less from the date such investment is made, issued by a bank or trust company organized under the laws of the United States or any state thereof having capital, surplus, and undivided profits aggregating at least $500,000,000 or a foreign branch thereof and whose long-term certificates of deposit are, at the time of acquisition thereof, rated A by S&P or by Moody’s, (f) investments in money market funds which invest solely in the types of investments described in paragraphs (c) through (e) above, (g) advances to the directors, officers, and employees of Parent Guarantor and its Subsidiaries in the ordinary course of business, in an aggregate outstanding amount not to exceed $500,000, (h) other investments to which the Revolving Administrative Agent has consented in writing, (i) Guarantees for and on behalf of Credit Parties permitted under Section 5.8, (j) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business, (k) investments permitted as Capital Expenditures pursuant to Section 5.7, (l) investments by way of Acquisitions permitted pursuant to Section 5.10, (m) investments consisting of any deferred portion of the sales price received by any Borrower or any Subsidiary in connection with any Disposition permitted pursuant to Section 5.10, (n) investments in Susser Company, Ltd. that are existing as of the date of this Agreement and additional investments made in Susser Company, Ltd. after the date of this Agreement in an aggregate amount not to exceed $250,000, (o) investments by C&G Investments LLC in any

Cash and Go Entity that are existing as of the date of this Agreement and additional investments by C&G Investments, LLC in each Cash and Go Entity consisting of repurchasing the remaining equity interests of each Cash and Go Entity provided that, after such repurchase, each Cash and Go Entity complies with the requirements of Section 5.19, (p) other investments (including dealer joint ventures, and new store developments) that are in the same or a similar or complimentary line of business as the Borrower or the Guarantors, provided that neither the Parent Guarantor nor any of its Subsidiaries may enter into any such other investments if after giving effect to thereto any Default would exist, (q) the Borrower and its Subsidiaries may enter into Swap Contracts that are not speculative in nature and are entered into to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business, (r) investments consisting of Debt, Liens, sale and leaseback transactions, fundamental changes, Dispositions and Restricted Payments permitted under Section 5.8, 5.9, 5.10 and 5.6, respectively, and (s) additional investments not to exceed $30,000,000 in the aggregate during the term of this Agreement.

“Permitted Liens” means all of the following Liens:

(a) Liens securing the Obligations;

(b) Liens, other than Liens on Collateral, securing Permitted Debt permitted under clauses (d) and (f) thereof;

(c) existing Liens described on Schedule 5.9(a) and any modifications, replacements, renewals or extensions thereof; provided that no such Lien is spread to cover any additional property (other than after-acquired property that is affixed or incorporated into the property covered by such Lien) or Debt and the direct or any contingent obligor thereof is not changed;

(d) Liens arising in the ordinary course of business which are not incurred in connection with the borrowing of money, the obtaining of advances or credit, or payment of legal judgments and which do not materially detract from the value of such Person’s assets or materially interfere with such Person’s business, including such (i) Liens for taxes, assessments, or other governmental charges or levies; (ii) Liens in connection with worker’s compensation, unemployment insurance, or other social security, old age pension, or public liability obligations; (iii) Liens in the form of legal or equitable encumbrances deemed to exist by reason of negative pledge covenants and other covenants or undertakings of like nature; (iv) Liens on property other than property subject to a Mortgage in the form of vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction, or other like Liens arising by operation of law in the ordinary course of business; or (v) Liens on property subject to a Mortgage in the form of vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction, or other like Liens arising by operation of law in the ordinary course of business, in each case, for obligations that are not overdue by more than 30 days or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP which do not materially impair the use of such property in the operation of the business of such Person or materially impair the value of such property;

(e) landlords’ Liens listed on Schedule 5.9(b) or to which the Revolving Administrative Agent consents in writing;

(f) Liens on equipment of such Person, arising in the ordinary course of business, granted by such Person to secure a third party’s Debt in order for such Person to obtain a fuel supply agreement, provided, that no such Lien is spread to cover any additional property (other than after-acquired property that is affixed or incorporated into the property covered by such Lien) or Debt;

(g) Liens on inventory securing purchase money Debt permitted under clause (d) or (f) of Permitted Debt, provided that each such Lien secures only the purchase money Debt incurred in connection with the acquisition of such inventory and each such Lien encumbers only the inventory purchased in connection with the incurrence of such purchase money Debt;

(h) Liens securing Debt permitted by clause (h) of Permitted Debt; provided, that such Liens existed prior to the relevant Person becoming a Subsidiary or the relevant assets being acquired (as the case may be), were not created in anticipation thereof and attach only to the assets being acquired or to specific tangible assets of such Person (and not to assets generally);

(i) pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits (other than Liens under ERISA), or to secure performance of surety and appeal bonds or performance bonds entered into in the ordinary course of business or tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business;

(j) judgment Liens in existence for less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 6.1;

(k) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business and minor defects in title, in each case, which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Parent Guarantor or any of its Subsidiaries;

(l) any interest or title of a lessor or sublessor under any lease entered into by the Parent Guarantor or any of its Subsidiaries in the ordinary course of business and covering only the assets so leased and any Liens on such lessor’s or sublessor’s interest or title;

(m) Liens (i) on cash deposits and other funds maintained with a depositary institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s Liens, (ii) attaching to commodity trading accounts or other brokerage accounts and securing obligations with respect to such accounts, incurred in the ordinary course of business, (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, (iv) relating to a pooled deposit or sweep accounts of Parent Guarantor or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such person or (v) relating to purchase orders and other similar agreements entered into in the ordinary course of business;

(n)(i) leases, subleases, licenses or sublicenses granted to any other person in the ordinary course of business and (ii) the rights reserved or vested in any person by the terms of any lease, license, franchise, grant or permit held by the Parent Guarantor or any of its Subsidiaries or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require periodic payments as a condition to the continuance thereof;

(o) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business securing payment of amounts not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(p) Liens (i) (A) on advances of cash or Permitted Investments in favor of the seller of any property to be acquired in an investment permitted pursuant to Section 5.13 to be applied against the purchase price for such investment, and (B) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 5.10, in each case, solely to the extent such investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien and (ii) on cash earnest money deposits made by the Parent Guarantor or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(q) Liens arising from precautionary UCC financing statement filings (or similar filings under applicable Laws) regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course or business not prohibited by this Agreement;

(s) Liens securing Debt permitted under clause (p) of Permitted Debt; provided that such Liens do not at any time encumber any property other than the property financed by such Debt and the proceeds and products thereof; and

(t) other liens on property (other than property subject to a Mortgage) of the Parent Guarantor, the Borrower or any of their respective Subsidiaries, provided that 60% of the fair market value of the property encumbered by Liens described in this clause (t), and the Debt and other obligations secured thereby, does not exceed $10,000,000.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 5.2.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

“Public Lender” has the meaning specified in Section 5.2.

“Register” has the meaning specified in Section 8.5(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Rental Expense” means, for any period of its determination, all amounts incurred by the Parent Guarantor and its Subsidiaries during such period under any lease or other instrument (other than a Capital Lease), as determined in accordance with GAAP, pursuant to which the Parent Guarantor or any of its Subsidiaries is entitled to use any property or assets (whether real, personal, or mixed) of another Person.

“Reportable Event” means any of the events set forth in Section 4043 of ERISA.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, any transfer of funds pursuant to the AutoBorrow Agreement.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 6.2, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means, with respect to any Person, such Person’s Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Chief Accounting Officer, any Vice President, any other officer of such Person designated by any of the foregoing in writing from time to time or, with respect to any Person that is a limited liability company, any

Manager. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Entities” means the Borrower, the Guarantors, and each Subsidiary of the Parent Guarantor (other than Susser Company, Ltd.).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).

“Revolving Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Credit Documents or any successor administrative agent.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.1.

“Rollover Amount” has the meaning specified in Section 5.7.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between the Borrower and any Cash Management Bank.

“Secured Hedge Agreement” means any interest rate Swap Contract required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

“Secured Parties” means, collectively, the Revolving Administrative Agent, the Lenders, the L/C Issuer, each Hedge Bank, each Cash Management Bank, each co-agent or sub-agent appointed by the Revolving Administrative Agent from time to time pursuant to Section 7.5, and the other Persons to whom any Obligations are owing.

“Security Agreement” means the Amended and Restated Security Agreement dated as of May 7, 2010, made by the Credit Parties in favor of the Revolving Administrative Agent for the benefit of the Secured Parties.

“Security Documents” means the Security Agreement, the Mortgages executed by the Borrower or any of the Guarantors in favor of the Revolving Administrative Agent for the benefit of the Secured Parties, and any other documents creating or consenting to Liens in favor of the Revolving Administrative Agent securing the Obligations.

“Senior Notes” means the Borrower’s and Susser Finance Corporation’s 8.50% senior unsecured notes due 2016 issued pursuant to the Senior Notes Indenture with a stated face amount of $425,000,000.

“Senior Notes Indenture” means the Indenture dated as of May 7, 2010 among Susser Holdings, L.L.C, and Susser Finance Corporation, as Issuers, the guarantors party thereto and Wells Fargo Bank, N.A., as Trustee.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Stripes Holdings” means Stripes Holdings LLC, a Delaware limited liability company.

“Subordinated Intercompany Debt” means Debt of any Credit Party owing to any other Credit Party that is subordinated in right of payment and otherwise to the Loans and the other Obligations in a manner satisfactory to the Revolving Administrative Agent.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Guarantor.

“Supplemental Policy Insured Properties” means, collectively, the properties commonly known as Store 207, Store 247, Store 188, Store 243, Store 122 and Store 231 as of the Closing Date.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.4.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.4(a).

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Syndication Agent” means Wells Fargo Bank, National Association, in its capacity as syndication agent for the Lenders.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Debt” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Distributions” means, with respect to any Person, distributions in respect of income tax liabilities of members of such Person (for this purpose viewing members of such Person as any other Person(s) directly owning Equity Interests in such Person and any other Person(s) indirectly owning such interests through disregarded entities or partnerships for tax purposes) in an aggregate amount not to exceed the product of the taxable income, calculated in accordance with applicable Law of such Person, and any of its Subsidiaries that are disregarded entities or partnerships for tax purposes, multiplied by the highest combined federal, state and local income tax rate applicable to individuals, or corporations if higher.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCEQ” means the Texas Commission on Environmental Quality, formerly known as the Texas Natural Resource Conservation Commission.

“Termination Date” means the date upon which all Commitments have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, such Letters of Credit have been Cash Collateralized in accordance with Section 2.23), and the Loans and L/C Obligations, together with all interest, fees and other Obligations (other than contingent indemnification obligations and any obligations under any Swap Contracts or Cash Management Agreements which are not then due and payable), have been paid in full in cash.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Transaction” means, collectively, the entering into and funding of the Revolving Credit Facility, the issuance and sale of the Senior Notes, the repurchase, redemption or refinancing in full of the Existing Credit Agreement, the Existing Senior Notes and certain other outstanding Debt, and all related transactions.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.3(c)(i).

“Voting Securities” means (a) with respect to any corporation, any capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation, (b) with respect to any partnership, any partnership interest having general voting power under ordinary circumstances to elect the general partner or other management of the partnership, and (c) with respect to any other Person, such ownership interests in such Person having general voting power under ordinary circumstances to elect the management of such Person, in each case irrespective of whether at the time any other class of stock, partnership interests, or other ownership interest might have special voting power or rights by reason of the happening of any contingency.

“Wellspring” means Wellspring Capital Partners III, LP and its Affiliates.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, amendments and restatements, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Credit Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

1.3 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations pursuant to Section 5.5) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis and in a manner consistent with that used in preparing the audited financial statements most recently delivered pursuant to the Existing Credit Agreement, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Debt of the Credit Parties shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower or the Required Lenders shall so request, the Revolving Administrative Agent, the Required Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or the application thereof prior to such change therein and (ii) the Borrower shall provide to the Revolving Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or the application thereof.

1.4 Rounding. Any financial ratios required to be maintained by the Parent Guarantor and the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.6 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.7 Payment and Performance Obligations. If any payment or performance obligation of the Borrower shall come due or otherwise be required on a day that is not a Business Day, payment or performance shall be made on the next following Business Day, and such extension of time shall be reflected in respect of computing interest or fees, as the case may be.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS; TAXES, YIELD PROTECTION,

AND ILLEGALITY

2.1 Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing and, in the case of any Revolving Credit Borrowing which the Borrower certifies is to be applied to the prepayment or repayment of Swing Line Loans and is so applied, the use of the proceeds thereof, (a) the Total Outstandings shall not exceed the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Facility, and (b) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1, prepay under Section 2.5, and reborrow under this Section 2.1. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.2 Borrowings, Conversions and Continuations of Loans. (a) Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Revolving Administrative Agent, which may be given by telephone. Each such notice must be received by the Revolving Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Revolving Administrative Agent not later than 12:00 noon four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Revolving Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is available to all of them. Not later than 12:00 noon, three Business Days before the requested date of such Borrowing, conversion or continuation, the Revolving Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.2(a) must be confirmed promptly by delivery to the Revolving Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.3(c) and 2.4(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Credit Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

(b) Following receipt of a Loan Notice, the Revolving Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Revolving Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.2(a). In the case of a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Revolving Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 3.2 (and, if such Borrowing is the initial Credit Extension, Section 3.1), the Revolving Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Revolving Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Revolving Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Revolving Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Revolving Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Revolving Credit Facility.

2.3 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.3, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.3(b), and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the lesser of (A) the Borrowing Base and (B) the Revolving Credit Facility, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.3(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Revolving Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $10,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.22(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Revolving Administrative Agent in Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Revolving Administrative Agent” as used in Article VII included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Revolving Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Revolving Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Revolving Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may reasonably request. Additionally, the Borrower shall furnish to the L/C Issuer and the Revolving Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Revolving Administrative Agent may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Revolving Administrative Agent (by telephone or in writing) that the Revolving Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Revolving Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Revolving Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article III shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.3(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Revolving Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Revolving Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.2 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Revolving Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Revolving Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Revolving Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Revolving Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof.

In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 3.2 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Revolving Administrative Agent pursuant to this Section 2.3(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.3(c)(i) make funds available to the Revolving Administrative Agent (and the Revolving Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Revolving Administrative Agent, whereupon, subject to the provisions of Section 2.3(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Revolving Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 3.2 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Revolving Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.3.

(iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.3(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.3(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.3(c) is subject to the conditions set forth in Section 3.2 (other than delivery by the Borrower of a Loan Notice ). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Revolving Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.3(c) by the time specified in Section 2.3(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Revolving Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Revolving Administrative Agent) with respect to any amounts owing under this Section 2.3(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.3(c), if the Revolving Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Revolving Administrative Agent), the Revolving Administrative Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Revolving Administrative Agent.

(ii) If any payment received by the Revolving Administrative Agent for the account of the L/C Issuer pursuant to Section 2.3(c)(i) is required to be returned under any of the circumstances described in Section 8.2 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Revolving Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Revolving Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries;

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit or the Borrower’s rights under paragraph (f) below.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Revolving Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Revolving Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.3(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h) Letter of Credit Fees. The Borrower shall pay to the Revolving Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.23 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.22, with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.6. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the

Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Lenders, while any Event of Default exists under Section 6.1(a), (h) or (i), all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate of 0.125% per annum, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrower and the L/C Issuer, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum of 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.6. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five (5) Business Days of demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. In the event that any Issuer Document includes representations and warranties, covenants and/or events of default that do not contain the materiality qualifiers, exceptions or thresholds that are applicable to the analogous provisions of this Agreement or the other Credit Documents, or are otherwise more restrictive, the relevant qualifiers, exceptions and thresholds contained in this Agreement shall be incorporated by reference into such Issuer Document, or to the extent more restrictive, shall be deemed for purposes of such Issuer Document to be the same as the analogous provisions in this Agreement.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

2.4 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein and in the AutoBorrow Agreement, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.4, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrower pursuant to the AutoBorrow Agreement during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan and, in the case of any Swing Line Borrowing which the Borrower certifies is to be applied to the prepayment or repayment of Revolving Credit Loans and is so applied, the use of proceeds thereof, (i) the Total Outstandings shall not exceed the lesser of (A) the Borrowing Base and (B) the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Commitment, and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow, prepay, and reborrow Swing Line Loans in each case, pursuant to the AutoBorrow Agreement. No Lender shall have any rights under the AutoBorrow Agreement (but each Lender shall have the obligation to purchase and fund risk participations in the Swing Line Loans and to refinance Swing Line Loans as provided below). Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing, and each prepayment thereof, shall be made as provided in the AutoBorrow Agreement.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 3.2. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Revolving Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Loan Notice available to the Revolving Administrative Agent in immediately available funds (and the Revolving Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.4(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Revolving Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.4(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Revolving Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.4(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Revolving Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Revolving Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Revolving Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 3.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 8.2 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Revolving Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Revolving Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.4 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal, interest and fees in respect of the Swing Line Loans directly to the Swing Line Lender.

(g) Termination of the Swing Line Loan Facility. The Swing Line Lender may terminate and/or suspend the Swing Line Loan facility in accordance with the AutoBorrow Agreement. Upon any such termination, the Swing Line Sublimit shall automatically reduce to zero.

(h) Acknowledgment. The Borrower and the Swing Line Lender acknowledge and agree that this Agreement constitutes the “Line of Credit” as defined in the AutoBorrow Agreement.

2.5 Prepayments. (a) Optional. Subject to the last sentence of this Section 2.5(a), the Borrower may, upon notice to the Revolving Administrative Agent at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Revolving Administrative Agent not later than 12:00 noon (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Revolving Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Notwithstanding the foregoing, subject to payment of any amounts required pursuant to Section 2.18, the Borrower may rescind or postpone any notice of prepayment under this Section 2.5(a) if such prepayment would have resulted from a refinancing of the Loans, which refinancing shall not have been consummated or shall have otherwise been delayed. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 2.18. Subject to Section 2.22, each such prepayment shall be applied to the Revolving Credit Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) Mandatory. If for any reason the Total Outstandings at any time exceed the lesser of (i) the Borrowing Base and (ii) the Aggregate Commitments at such time, the Borrower shall immediately prepay the Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess.

2.6 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Revolving Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Revolving Administrative Agent not later than 11:00 a.m. five Business Days (or such shorter period of time as the Revolving Administrative Agent may agree in its sole discretion) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the lesser of (1) the Borrowing Base and (2) the Aggregate Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Letter of Credit Sublimit.

(b) Mandatory. If after giving effect to any reduction or termination of Commitments under this Section 2.6, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Revolving Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit or the Commitment under this Section 2.6. Upon any reduction of the Commitments, the Commitment of each Lender shall be reduced by such Lender’s Applicable Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

2.7 Repayment of Loans. (a) Revolving Credit Loans. The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(b) Swing Line Loans. The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) demand therefor by the Swing Line Lender and, (ii) the Maturity Date.

2.8 Interest. (a) Subject to the provisions of Section 2.8(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)(i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by the Borrower under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists under Section 6.1(h) or 6.1(i), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.9 Fees. In addition to certain fees described in Sections 2.3(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Revolving Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal 0.625% times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.22. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article III is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears.

(b) Other Fees. (i) The Borrower shall pay to the Joint Lead Arrangers and the Revolving Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Revolving Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Revolving Administrative Agent in the ordinary course of business. The accounts or records maintained by the Revolving Administrative Agent and each Lender shall be prima facie evidence of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Revolving Administrative Agent in respect of such matters, the accounts and records of the Revolving Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Revolving Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Revolving Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Revolving Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Revolving Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Revolving Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Revolving Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Revolving Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Revolving Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Revolving Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b)(i) Funding by Lenders; Presumption by Revolving Administrative Agent. Unless the Revolving Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Revolving Administrative Agent such Lender’s share of such Borrowing, the Revolving Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Revolving Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Revolving Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Revolving Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Revolving Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Revolving Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Revolving Administrative Agent for the same or an overlapping period, the Revolving Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Revolving Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Revolving Administrative Agent.

(ii) Payments by Borrower; Presumptions by Revolving Administrative Agent. Unless the Revolving Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Revolving Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Revolving Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Revolving Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Revolving Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Revolving Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Revolving Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Revolving Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Revolving Administrative Agent because the conditions to the applicable Credit Extension set forth in Article III are not satisfied or waived in accordance with the terms hereof, the Revolving Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 8.1(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 8.1(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 8.1(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Revolving Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties under such facility, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties under such facility.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Credit Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Credit Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Revolving Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Credit Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.23, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower and the Parent Guarantor consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower or the Parent Guarantor rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower or the Parent Guarantor in the amount of such participation.

2.14 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Credit Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Revolving Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Revolving Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If the Borrower or the Revolving Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the

Revolving Administrative Agent shall withhold or make such deductions as are determined by the Revolving Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Revolving Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Revolving Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Revolving Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Revolving Administrative Agent or paid by the Revolving Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrower shall also, and does hereby, indemnify the Revolving Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Revolving Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender or the L/C Issuer (with a copy to the Revolving Administrative Agent), or by the Revolving Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify the Borrower and the Revolving Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrower or the Revolving Administrative Agent) incurred by or asserted against the Borrower or the Revolving Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to the Borrower or the Revolving Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Revolving Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the

L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Revolving Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Revolving Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon the request by the Borrower or the Revolving Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Revolving Administrative Agent to a Governmental Authority as provided in this Section 2.14, the Borrower shall deliver to the Revolving Administrative Agent or the Revolving Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Revolving Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Revolving Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower or the Revolving Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Revolving Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Revolving Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Revolving Administrative Agent as will enable the Borrower or the Revolving Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower and the Revolving Administrative Agent (in

such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Revolving Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Revolving Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Borrower and the Revolving Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Revolving Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Revolving Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Revolving Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Revolving Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Revolving Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Revolving Administrative Agent, such Lender or the L/C Issuer in the event the Revolving Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Revolving Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

2.15 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Revolving Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Revolving Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Revolving Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Revolving Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Revolving Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Revolving Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Revolving Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

2.16 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Revolving Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Revolving Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

2.17 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 2.17(e)) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.14 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C

Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower, in accordance with subsection (c) of this Section, will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower, in accordance with subsection (c) of this Section, will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 Business Days’ prior notice (with a copy to the Revolving Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 Business Days from receipt of such notice.

2.18 Compensation for Losses. Within five (5) Business Days following written demand of any Lender (with a copy to the Revolving Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 8.15;

including any loss of anticipated profits (other than loss of margin) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.18, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

2.19 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.17, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender gives a notice pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.17, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 2.15, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, the Borrower may replace such Lender in accordance with Section 8.15.

2.20 Survival. All of the Borrower’s obligations under Section 2.14 – 2.20 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder and resignation of the Revolving Administrative Agent.

2.21 Increase in Revolving Credit Facility. (a) Request for Increase. Provided there exists no Default, upon notice to the Revolving Administrative Agent (which shall promptly notify the Lenders), the Borrower may, from time to time, request an increase in the Revolving Credit Facility by an amount (for all such requests) not exceeding $40,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $15,000,000 and (ii) the Borrower may make a maximum of two such requests. At the time of sending such notice, the Borrower (in consultation with the Revolving Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b) Lender Elections to Increase. Each Lender shall notify the Revolving Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s Applicable Percentage in respect of the Revolving Credit Facility) of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

(c) Notification by Revolving Administrative Agent; Additional Lenders. The Revolving Administrative Agent shall notify the Borrower and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, and subject to the approval of the Revolving Administrative Agent (which approval shall not be unreasonably withheld), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Revolving Administrative Agent and its counsel.

(d) Effective Date and Allocations. If the Aggregate Commitments are increased in accordance with this Section, the Revolving Administrative Agent and the Borrower shall determine the effective date (the “Revolving Increase Effective Date”) and the final allocation of such increase. The Revolving Administrative Agent shall promptly notify the Borrower and the Lenders of the final allocation of such increase and the Revolving Increase Effective Date. Any amendment implementing an increase under this Section 2.21 may be signed by the Revolving Administrative Agent, on behalf of the Lenders.

(e) Conditions to Effectiveness of Increase. As conditions precedent to such increase, the Borrower shall deliver to the Revolving Administrative Agent (i) a certificate of the Borrower dated as of the Revolving Increase Effective Date signed by a Responsible Officer of the Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article IV and the other Credit Documents are true and correct in all material respects on and as of the Revolving Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.21, the representations and warranties contained in clauses (a) and (b) of Section 4.7 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.2, and (B) no Default exists and (ii) modification/downdate endorsements to the title insurance policies applicable to the Mortgages in form and substance reasonably satisfactory to the Revolving Administrative Agent. The Borrower shall prepay any Revolving Credit Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 2.18) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 8.3 to the contrary

2.22 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 8.3.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Revolving Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Revolving Administrative Agent by that Defaulting Lender pursuant to Section 8.11), shall be applied at such time or times as may be determined by the Revolving Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Revolving Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Revolving Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Revolving Administrative Agent; fifth, if so determined by the Revolving Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the

Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. Such Defaulting Lender (A) shall not be entitled to receive any commitment fee pursuant to Section 2.9(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (B) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.3(i).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.3 and 2.4, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.

(b) Defaulting Lender Cure. If the Borrower, the Revolving Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Revolving Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Revolving Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.23 Cash Collateral.

(a) Certain Credit Support Events. Upon the request of the Revolving Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and such L/C Borrowing has not been refinanced as a Revolving Credit Borrowing or otherwise remains outstanding, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Revolving Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Revolving Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.22(a) and any Cash Collateral provided by the Defaulting Lender).

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Revolving Administrative Agent, for the benefit of the Revolving Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.23(c). If at any time the Revolving Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Revolving Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Revolving Administrative Agent, pay or provide to the Revolving Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.23 or Sections 2.3, 2.4, 2.5, 2.22 or 6.2 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the

Revolving Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.23 may be otherwise applied in accordance with Section 6.5), and (y) the Borrower providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

ARTICLE III

CONDITIONS PRECEDENT.

3.1 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction, or waiver in accordance with Section 8.3, on or before May 7, 2010, of the following conditions precedent:

(a) The Revolving Administrative Agent’s receipt of the following, each of which shall be originals, electronic copies, or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Revolving Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Revolving Administrative Agent, each Lender and the Borrower;

(ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii) executed counterparts of the AutoBorrow Agreement;

(iv) executed counterparts of each Guaranty;

(v) executed counterparts of the Security Documents, together with:

(A) certificates representing the equity interests pledged pursuant to the Security Documents, accompanied by undated stock powers executed in blank,

(B) proper financing statements with respect to each Credit Party, duly prepared for filing under the Uniform Commercial Code of the jurisdiction of organization of such Credit Party,

(C) completed lien searches, dated on or before the date of the initial Credit Extension, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Credit Party or any Subsidiary of any Credit Party as debtor, together with copies of such other financing statements,

(D) evidence that all other action that the Revolving Administrative Agent may reasonably deem necessary in order to perfect the Liens created under the Security Documents has been completed (other than the filings referred to in clause (B) above) (including receipt of duly executed payoff letters, UCC-3 termination statements and landlords’ and bailees’ waiver and consent agreements, if applicable);

(E) evidence that counterparts of amendments to the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Revolving Administrative Agent may reasonably deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Revolving Administrative Agent for the benefit of the Secured Parties, and that all filing, documentary, stamp, intangible and recording taxes and fees have been paid; and

(vi) an incumbency certificate executed by the Responsible Officer(s) of each Credit Party evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Credit Documents to which such Credit Party is a party;

(vii) copies, certified by the Secretary or Assistant Secretary (or other appropriate Responsible Officer) of the applicable Credit Party, of all resolutions and other appropriate authorizing actions taken by or on behalf of each Credit Party authorizing and approving the execution, delivery and performance of all Credit Documents to which such Credit Party is a party, which resolutions or authorizing actions have not been revoked, modified, amended or rescinded and are in full force and effect as of the Closing Date;

(viii) such organizational documents, certified by the Secretary or Assistant Secretary (or other appropriate Responsible Officer) of the applicable Credit Party, and/or certificates of good standing, qualification, or similar certificates or instruments as the Revolving Administrative Agent may reasonably require;

(ix) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Sections 3.2 have been satisfied, as of the date of such initial Credit Extension;

(b) The Revolving Administrative Agent shall have received reasonably satisfactory evidence that (i) the Restricted Entities’ obligations with respect to the Existing Senior Notes shall have been discharged substantially concurrent with the funding of Revolving Credit Loans on the Closing Date and (ii) all obligations under the Existing Credit Agreement shall have been retired and arrangements reasonably satisfactory to the Revolving Administrative Agent shall have been made for the release, amendment, or assignment, as appropriate, of all Liens securing the obligations under the Existing Credit Agreement and the termination or amendment and restatement, as applicable, of all related credit documents;

(c) The Revolving Administrative Agent and the Lenders shall have received certification as to the Solvency of the Parent Guarantor and its Subsidiaries, on a consolidated basis and after giving effect to the Transaction, including the incurrence of Debt related thereto, from the Chief Financial Officer (in such capacity) of the Parent Guarantor on behalf of such entities;

(d) The Revolving Administrative Agent and the Lenders shall have received (i) reasonably satisfactory opinions of counsel to the Parent Guarantor and its Subsidiaries, including opinions of appropriate local counsel, if any, and (ii) reasonably satisfactory evidence that the Revolving Administrative Agent (on behalf of the Secured Parties) shall have valid and perfected first priority (subject to Permitted Liens) Liens in the Collateral;

(e) The Revolving Administrative Agent shall have received reasonably satisfactory evidence of the Borrower’s receipt of not less than $420,000,000 of gross cash proceeds (as may be adjusted or reduced pursuant to the terms thereof) from the issuance by the Borrower and Susser Finance Corporation of the Senior Notes;

(f) The Revolving Administrative Agent shall have received a duly completed Borrowing Base Certificate for the fiscal month ending April 4, 2010;

(g) The Revolving Administrative Agent and the Lenders shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by the Parent Guarantor and its Subsidiaries, and the Revolving Administrative Agent shall have received certificates together with the proper endorsements naming the Revolving Administrative Agent as an additional insured or loss payee, as the case may be under all casualty and liability insurance policies as required by Section 5.12;

(h) The Revolving Administrative Agent and the Lenders shall have received: (i) the Parent Guarantor Financial Statements, and (ii) pro forma financial statements as to the Parent Guarantor and its Subsidiaries giving effect to the Transaction as of the end of the first fiscal quarter ending 2010, which in each case, shall be satisfactory in form and substance to the Revolving Administrative Agent, (iii) such other financial information requested by the Revolving Administrative Agent, including projections through the fiscal year ending 2015.

(i) The Revolving Administrative Agent’s receipt of all governmental, shareholder and third party consents and approvals necessary in connection with the Transaction and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on any of the Restricted Entities or the Transaction or that could seek or threaten any of the foregoing, and no Law or regulation shall be applicable that in the judgment of the Revolving Administrative Agent could have such effect;

(j) The absence of any action, suit, investigation or proceeding pending or, to the knowledge of any of the Restricted Entities, threatened in writing in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect;

(k) Any fees required to be paid by or on behalf of the Borrower on or before the Closing Date shall have been paid or arrangements satisfactory to the Revolving Administrative Agent shall have been made to pay such fees out of a portion of the proceeds of the initial Credit Extension;

(l) Since January 3, 2010, there has been no change, occurrence or development that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and

(m) The Revolving Administrative Agent shall have received such other documents and items reasonably requested by the Revolving Administrative Agent to document the agreements and intent of the Credit Documents, each in form and with substance reasonably satisfactory to the Revolving Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 7.3, for purposes of determining compliance with the conditions specified in this Section 3.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Revolving Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

3.2 Conditions Precedent to Each Credit Extension. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) shall be subject to the conditions precedent that:

(a) Representations and Warranties. As of the date of the making of any Credit Extension hereunder (including the initial Credit Extension on the Closing Date), the representations and warranties contained in each Credit Document shall be true and correct in all material respects as of such date and the Borrower’s request for the making of any Credit Extension hereunder shall be deemed to be a restatement, representation, and additional warranty of the representations and warranties contained in each Credit Document as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 3.2, the representations and warranties contained in Sections 4.7(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 5.2(a) and (b), respectively;

(b) Default. As of the date of the making of any Credit Extension hereunder, there shall exist no Default or Event of Default, and the making of the Credit Extension would not cause a Default or Event of Default; and

(c) Borrowing Base. As of the date of the making of any Credit Extension (including any issuance or amendment of any Letter of Credit or the making of any Swing Line Loan) such Credit Extension would not cause the Total Outstandings to exceed the lesser of (i) the Borrowing Base and (ii) the Revolving Credit Facility.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES.

The Borrower and the Parent Guarantor each represents and warrants to the Revolving Administrative Agent and each Lender, and with each request for any Credit Extension hereunder, again represents and warrants to the Revolving Administrative Agent and each Lender, as follows:

4.1 Organization. Each Restricted Entity (a) is duly organized or formed, validly existing, and in good standing under the laws of such Person’s respective jurisdiction of organization, except, in the case of any failure of any Restricted Entity (other than the Borrower) to be in good standing, to the extent that such failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents to which such Restricted Entity is a party, and (c) is duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations except to the extent that any failure to hold such power and authority and have such licenses, authorizations, consents and approvals, in accordance with clause (b)(i) or to be so licensed, qualified, or in good standing in accordance with this clause (c) could not reasonably be expected to cause a Material Adverse Effect.

4.2 Authorization. The execution, delivery, and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby (a) do not contravene the organizational documents of such Credit Party, (b) have been duly authorized by all necessary partnership, limited liability company or corporate action of each Credit Party, and (c) are within each Credit Party’s partnership, limited liability company or corporate powers.

4.3 Enforceability. Each Credit Document to which any Credit Party is a party has been duly executed and delivered by each Credit Party which is a party to such Credit Document and constitutes the legal, valid, and binding obligation of each such Credit Party, enforceable against each such Credit Party in accordance with such Credit Document’s terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and subject to the availability of equitable remedies.

4.4 Absence of Conflicts and Approvals. The execution, delivery, and performance by each Credit Party of the Credit Documents to which such Credit Party is a party and the consummation of the transactions contemplated thereby, (a) do not result in any violation or breach of any provisions of, or constitute a default under, any material note, indenture, credit agreement, security agreement, credit support agreement, or other similar material agreement to which such Credit Party is a party or any other material contract or agreement to which such Credit Party is a party, (b) do not violate any law or regulation binding on or affecting such Credit Party, except where such violation could not reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities (actual or contingent), operations, properties, results of operations or condition (financial or otherwise) of such Credit Party or (ii) the ability of such Credit Party to perform its obligations under the Credit Documents, (c) do not require any material authorization, approval, or other action by, or any notice to or filing with, any governmental authority or other third party which has not been obtained, taken or made, and (d) do not result in or require the creation or imposition of any Lien prohibited by this Agreement and the other Credit Documents.

4.5 Investment Companies. No Restricted Entity or Affiliate thereof is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.6 Margin Regulations. The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 5.9 or Section 5.10(b) or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Debt and within the scope of Section 6.1(f) will be margin stock.

4.7 Financial Statements.

(a) The Parent Guarantor Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present in all material respects the financial condition of the Parent Guarantor and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) Since January 3, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The consolidated forecasted balance sheet, statements of income and cash flows of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 3.1 or the Parent Guarantor pursuant to Section 5.2(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s or the Parent Guarantor’s, as applicable, reasonable estimate of its future financial condition and performance, it being understood that (i) such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance and (ii) no representation is made with respect to information of a general economic or general industry nature.

4.8 Condition of Assets. Each Restricted Entity has good and indefeasible title to substantially all of its owned property and valid leasehold rights in all of its leased property. The property of the Credit Parties which constitutes the Collateral subject to the Security Documents is free and clear of all Liens except Permitted Liens. Each Restricted Entity possesses and has properly approved, recorded, and filed, where applicable, all permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights, and copyrights which are useful in the conduct of its business and which the failure to possess could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. The material properties used in the operations of each Restricted Entity are in good repair, working order, and condition, normal wear and tear and casualty and condemnation excepted. The properties of each Restricted Entity have not been adversely affected as a result of any fire, explosion, earthquake, hurricane, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits, or concessions by a governmental authority, riot, activities of armed forces, or acts of God or of any public enemy in any manner which (after giving effect to any insurance proceeds) could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

4.9 Litigation. There are no actions, suits, or proceedings pending or, to the knowledge of the Parent Guarantor or the Borrower, threatened in writing against any Restricted Entity or its properties or revenues at law, in equity, or in arbitration, or by or before any Governmental Authority, or any arbitrator which (a) could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect (after giving effect to any undisputed insurance proceeds) or (b) purport to adversely affect or pertain to this Agreement or any other Credit Document.

4.10 Subsidiaries. As of the date of this Agreement, the Parent Guarantor and the Borrower have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 4.10 and have no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 4.10.

4.11 Laws and Regulations. Each Restricted Entity is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees which are applicable to such Person or the operations and property of such Person except where the failure to comply with the same could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

4.12 Environmental Compliance. Except as disclosed on Schedule 4.12, each Restricted Entity has been and is in compliance with all Environmental Laws and has obtained and is in compliance with all permits required under applicable Environmental Laws (“Environmental Permits”) necessary for the ownership and operation of any such Person’s properties, except, in each case, where the failure to be in compliance with the same or to obtain any such Environmental Permit could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. No Restricted Entity has received notice of or has been investigated for any violation or alleged violation of any Environmental Law in connection with any such Person’s presently or previously owned properties which currently threaten action or suggest liabilities which, individually or in the aggregate, could reasonably be expected to cause a Material Adverse Effect. No Restricted Entity does or has created, handled, transported, used, or disposed of any Hazardous Materials on or about any such Person’s properties (nor has any such Person’s properties been used for those purposes); has ever been responsible for the release of any Hazardous Materials into the environment in connection with any such Person’s operations and has not contaminated any properties with Hazardous Materials; and does or has owned any properties contaminated by any Hazardous Materials, in each case, in violation of Environmental Laws or Environmental Permits or giving rise to any Environmental Liability which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect. For the purposes of this Section 4.12, there shall be offset against the amount of any losses the amount of reimbursement obligations payable by the TCEQ or other third party reimbursement programs or agreements (including, without limitation, any insurance policies or third party contractual indemnities in connection therewith in determining whether any Material Adverse Effect has occurred or could reasonably be expected to occur).

4.13 ERISA. (a) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 4.13(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

4.14 Taxes. Each Restricted Entity has filed all United States federal, state, and local income tax returns and all other material domestic and foreign tax returns, in each case, which are required to be filed by such Person and has paid, or provided for the payment before the same became delinquent of, all taxes due pursuant to such returns or pursuant to any assessment received by such Person except for tax payments (a) not overdue by more than 30 days or (b) being contested in good faith, for which adequate reserves have been established and reported in accordance with GAAP, and, in the case of both clause (a) and clause (b), which could not reasonably be expected to cause a Material Adverse Effect. The charges, accruals, and reserves on the books of the Restricted Entities in respect of taxes are adequate in accordance with GAAP.

4.15 Solvency. Each of the Parent Guarantor and the Borrower is, together with its respective Subsidiaries on a consolidated basis, Solvent.

4.16 Perfection, Etc. The Security Documents create and grant to the Revolving Administrative Agent, as applicable, for the benefit of the Secured Parties, together with (i) the filing of appropriate UCC-1 financing statements with the filing offices required under the Security Documents, (ii) in the case of certificated equity interests, the possession of certificates representing the equity interests pledged pursuant to the Security Documents (together with blank executed stock powers with respect thereto), (iii) in the case of the Mortgages, the filing thereof with the relevant filing offices, (iv) and such other filings and actions required under the Security Documents, a valid, first priority, perfected security interest in the applicable Collateral, subject (other than in the case of investment property) only to Permitted Liens and, as to perfection, subject to the terms and provisions of the Security Documents.

4.17 True and Complete Disclosure. All factual information furnished by or on behalf of any Credit Party in writing to the Revolving Administrative Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby, other than any projections, other forward-looking information, third-party general industry data and information of a general economic nature, was true and accurate in all material respects on the date as of which such information was dated or certified and does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained therein not misleading. All projections, estimates, and pro forma financial information furnished by any Credit Party were prepared on the basis of assumptions, data, information, tests, or conditions believed by such Credit Party to be reasonable at the time such projections, estimates, and pro forma financial information were furnished, it being understood that projections, estimates and pro forma financial information are not to be viewed as facts and that actual results during the period covered by such projections, estimates and pro formas may differ materially from projected results.

4.18 Senior Debt. Neither the Parent Guarantor nor any Subsidiary has designated any Debt (other than the Debt under the Credit Documents) as “Designated Senior Debt” (or any similar term) under any indenture.

ARTICLE V

COVENANTS.

Until the Termination Date, the Parent Guarantor shall, and shall cause each Restricted Entity to, comply with the following covenants:

5.1 Organization. The Parent Guarantor shall, and shall cause each Restricted Entity to, (a) subject to Section 5.10, maintain itself as an entity duly organized or formed, validly existing, and in good standing under the laws of such Person’s respective jurisdiction of organization except where the failure to be in good standing (other than with respect to the Borrower) could not reasonably be expected to cause a Material Adverse Effect, (b) maintain and preserve all requisite governmental licenses, authorizations, consents and approvals necessary to (i) own its assets and carry on its business and (ii) perform its obligations under the Credit Documents to which such Person is a party and (c) be duly licensed, qualified to do business, and in good standing in each jurisdiction in which such Person is organized, owns property, or conducts operations and which requires such licensing or qualification except where the failure to maintain and preserve such licenses, authorizations, consents and approvals required by clause (b)(i) or to be so licensed, qualified, or in good standing as required by this clause (c) could not reasonably be expected to cause a Material Adverse Effect.

5.2 Reporting. The Borrower shall furnish to the Revolving Administrative Agent all of the following:

(a) Annual Reports. As soon as available and in any event not later than 90 days after the end of each fiscal year of the Parent Guarantor, (i) a copy of the annual audit report for such fiscal year for the Parent Guarantor and its Subsidiaries, including therein the consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such fiscal year and the consolidated statements of income or operations, shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries for such fiscal year, setting forth the consolidated financial position and results of the Parent Guarantor and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and certified, without any qualification or exception or limit of the scope of the examination of matters relevant to the financial statements, by Ernst & Young LLP or any other nationally or regionally recognized certified public accounting firm reasonably acceptable to the Revolving Administrative Agent, (ii) a copy of the internally prepared unaudited fiscal year-end report for such fiscal year for the Parent Guarantor and its Subsidiaries, and (iii) a completed Compliance Certificate duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent Guarantor;

(b) Quarterly Reports. As soon as available and in any event not later than 45 days after the end of each fiscal quarter of the Parent Guarantor of each year, (i) a copy of the internally prepared consolidated financial statements of the Parent Guarantor and its Subsidiaries for such fiscal quarter and for the fiscal year to date period ending on the last day of such fiscal quarter, including therein the consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such fiscal quarter and the consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for such fiscal year to date period, setting forth the consolidated financial position and results of the Parent Guarantor and its Subsidiaries for such fiscal quarter and fiscal year to date period, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent Guarantor as fairly presenting, in all material respects, the financial condition, results of operations, shareholders’ equity and cash flows of the Parent Guarantor and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (ii) a completed Compliance Certificate duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Parent Guarantor;

(c) Monthly Borrowing Base Certificate. As soon as available and in any event not later than 30 days after the end of each fiscal month, a completed Borrowing Base Certificate duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, which, in the case of the Borrowing Base Certificate with respect to each February, shall include a redetermination of the fair market value of the Credit Parties’ Eligible Real Property by a method consistent with the method utilized to determine the fair market value of the properties pursuant to the Existing Credit Agreement;

(d) Other Monthly Reports. As soon as available and in any event not later than 30 days after the end of each fiscal month, (i) an accounts receivable report of the Credit Parties in a form reasonably satisfactory to the Revolving Administrative Agent, (ii) a summary schedule of inventory as of the last Business Day of such month, describing the kind, type, quantity and location of inventory of the Credit Parties and the cost thereof in form reasonably satisfactory to the Revolving Administrative Agent, (iii) a summary schedule of Eligible Real Property describing the size, location and value of all Eligible Real Property of the Credit Parties and such other information as may be reasonably requested by the Revolving Administrative Agent in connection with any Eligible Real Property, and (iv) such other information as may be reasonably requested by the Revolving Administrative Agent;

(e) Annual Business Plans and Forecasts. Within (i) 45 days after the end of each fiscal year of the Parent Guarantor, the business plan of the Parent Guarantor and its Subsidiaries for the immediately succeeding calendar year and (ii) within 120 days after the end of each fiscal year of the Parent Guarantor, updated forecasts prepared by the management of the Parent Guarantor as to the Parent Guarantor and its Subsidiaries for the term of the Revolving Credit Facility, including balance sheets, income statements and cash flow statements, prepared on an annual basis for such periods, it being understood that such forecasts, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such forecasts may differ significantly from the forecasted results and that such differences may be material and that such forecasts are not a guarantee of financial performance;

(f) Reports to Shareholders and other Creditors. Promptly after (i) the same are available, copies of each annual report, proxy or financial statement sent to the equityholders and other creditors of the Borrower or the Parent Guarantor, and (ii) the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Credit Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to this Section 5.2;

(g) Defaults. Promptly, but in any event within five Business Days after a Responsible Officer of any Restricted Entity obtains knowledge thereof, a notice of any facts known to a Responsible Officer of such Restricted Entity which constitute a Default, together with a statement of a Responsible Officer of the Borrower setting forth the details of such facts and the actions which the Borrower has taken and proposes to take with respect thereto (and the Revolving Administrative Agent shall, promptly upon receipt of a notice pursuant to this Section 5.2(g), forward a copy of such notice to each Lender, as applicable);

(h) Litigation. Promptly, but in any event within 10 Business Days after the commencement thereof, notice of all actions, suits, and proceedings before any court or Governmental Authority, affecting the Parent Guarantor or any of its Subsidiaries which could reasonably be expected to result in a judgment in excess of $5,000,000 after the application of any undisputed insurance coverage payable in connection with such claim or cause a Material Adverse Effect;

(i) Material Agreement Default. Promptly, but in any event within 10 Business Days after a Responsible Officer of any Restricted Entity obtains knowledge thereof, notice of any breach by the Parent Guarantor or any of its Subsidiaries of any contract or agreement which breach could reasonably be expected to cause a Material Adverse Effect;

(j) Material Changes. Prompt written notice of any other condition or event, including any ERISA Event or any Environmental Liabilities of which a Responsible Officer of any Restricted Entity has knowledge, which condition or event has resulted in, or could reasonably be expected to cause a Material Adverse Effect;

(k) Pro Forma Compliance. Promptly, but in any event at least 10 Business Days prior to the incurrence of Debt of the type described in clause (d) of the definition of “Permitted Debt” in an original principal amount in excess of $25,000,000, a Compliance Certificate demonstrating the Parent Guarantor’s and its Subsidiaries’ compliance on a pro forma basis with the financial covenants set forth in Section 5.5 after giving effect to such Debt incurrence; and

(l) Other Information. Such other information respecting the business, operations, or property of the Parent Guarantor or any of its Subsidiaries, financial or otherwise, as the Revolving Administrative Agent or any Lender (such request to be made through the Revolving Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.2(a) or (b) or Section 5.2(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (A) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule I; or (B) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Revolving Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Revolving Administrative Agent); provided that: (1) the Borrower shall deliver paper copies of such documents to the Revolving Administrative Agent upon its or any Lender’s request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Revolving Administrative Agent or such Lender and (2) the Borrower shall notify the Revolving Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Revolving Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Revolving Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower and the Parent Guarantor hereby acknowledge that (a) the Revolving Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower and the Parent Guarantor hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of the Borrower and the Parent Guarantor hereby agree that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower and/or the Parent Guarantor shall be deemed to have authorized the Revolving Administrative Agent, the Joint Lead Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower and/or the Parent Guarantor or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 8.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Revolving Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

5.3 Inspection. The Parent Guarantor shall, and shall cause each Restricted Entity to, permit representatives and independent contractors of the Revolving Administrative Agent and, at any time an Event of Default shall have occurred and be continuing, the Lenders, to visit and inspect any of the properties of such Person, to examine all of such Person’s books of account, records, reports, and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances, and accounts with their respective officers, employees, and independent public accountants all at such reasonable times and as often as reasonably requested;

provided that except during the continuation of an Event of Default, such visits and inspections shall not occur more than once in any calendar year, and provided further that the Borrower is given at least three Business Days’ advance notice thereof and reasonable opportunity to be present when independent public accountants or other third parties are contacted.

5.4 Use of Proceeds. The proceeds of the Borrowings shall be used by the Borrower (a) to pay fees and expenses incurred in connection with the Transaction and (b) for working capital purposes, capital expenditures, and for other lawful corporate purposes. The Borrower shall not, directly or indirectly, use any part of such proceeds for any purpose which violates, or is inconsistent with, Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

5.5 Financial Covenants.

(a) Maximum Consolidated Senior Secured Leverage Ratio. As of the last day of any fiscal quarter of the Parent Guarantor (commencing with the fiscal quarter ending on or about June 30, 2010), the Parent Guarantor shall not permit the Consolidated Senior Secured Leverage Ratio for the four fiscal quarters then most recently ended to be greater than 2.00 to 1.00.

(b) Minimum Consolidated Fixed Charge Coverage Ratio. As of the last day of any fiscal quarter of the Parent Guarantor (commencing with the fiscal quarter ending on or about June 30, 2010), the Parent Guarantor shall not permit the Consolidated Fixed Charge Coverage Ratio for the four fiscal quarters then most recently ended to be less than the following amounts for each of the following corresponding periods:

Period	Ratio
From the fiscal quarter ending on or about June 30, 2010, through and including the fiscal quarter ending on or about June 30, 2011	1.10 to 1.00
Thereafter	1.15 to 1.00

(c) Calculations of Financial Covenants. (i) For purposes of Section 5.5(a) and Section 5.5(b) above, Consolidated EBITDA and Consolidated EBITDAR shall be calculated on a pro forma basis (as certified by the Parent Guarantor to the Revolving Administrative Agent) assuming that (without duplication) all Acquisitions, mergers and consolidations made and (without duplication) all Dispositions completed and any Debt incurred or repaid in connection therewith, during the four consecutive fiscal quarters then most recently ended have been made or incurred or repaid on the first day of such period, in each case, determined in a manner that meets the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder, with such other adjustments as may be approved by the Revolving Administrative Agent in its reasonable discretion. With respect to any (A) Acquisition or (B) sale-leaseback transaction (or series of related transactions) involving aggregate consideration in excess of $15,000,000, the Parent Guarantor shall deliver to the Revolving Administrative Agent (promptly, but in any event at least 10 Business Days (or such shorter period as the Revolving Administrative Agent may agree to in its sole discretion) prior to the closing of such Acquisition or sale-leaseback transaction), (1) in the case of an Acquisition, the financial reports of the acquired Person or assets, which reports must be (x) audited or reviewed financial reports prepared by an independent certified public accounting firm, or (y) otherwise approved by the Revolving Administrative Agent in its reasonable discretion and (2) in either case, a Compliance Certificate demonstrating the following:

(A) the computation of the financial covenants in Sections 5.5(a) and (b) of this Agreement without any adjustments for such Acquisition or sale-leaseback transaction;

(B) a schedule of any adjustments to the financial covenants as so computed that are requested by the Parent Guarantor to reflect the financial results of such Acquisition or sale-leaseback transaction, prepared in a manner that meets the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the SEC promulgated thereunder, with such other adjustments as may be approved by the Revolving Administrative Agent in its reasonable discretion and otherwise in a form reasonably acceptable to the Revolving Administrative Agent; and

(C) the computation of the financial covenants in Sections 5.5(a) and (b) of this Agreement on a pro forma basis and based upon the foregoing adjustments, in a form reasonably acceptable to the Revolving Administrative Agent and demonstrating pro forma compliance with such financial covenants.

(ii) The Consolidated Fixed Charge Coverage Ratio for the fiscal quarters ending on or about June 30, 2010, September 30, 2010, December 31, 2010 and March 31, 2011, shall be calculated using “Annualized Principal”. For purposes of this Section 5.5(c)(ii), “Annualized Principal” means (1) with respect to the fiscal quarter ending on or about June 30, 2010, $116,000 (“Pro Forma Principal”) multiplied by 4, (2) with respect to the fiscal quarter ending on or about September 30, 2010, the sum of (x) Pro Forma Principal and (y) the aggregate principal amount of all scheduled principal payments or redemptions or similar acquisitions for value of outstanding debt for borrowed money of or by the Parent Guarantor and its Subsidiaries for the fiscal quarter period commencing on or about July 1, 2010 and ending on or about September 30, 2010 multiplied by 2; and (3) with respect to the fiscal quarter ending on or about December 31, 2010, the sum of (x) Pro Forma Principal and (y) such aggregate principal amounts described in clause (2)(y) above for the period commencing on or about July 1, 2010 and ending on or about December 31, 2010 multiplied by 4/3 and (4) with respect to the fiscal quarter ending on or about March 31, 2011, the sum of (x) Pro Forma Principal and (y) such aggregate principal amounts described in clause (2)(y) above for the period commencing on or about July 1, 2010 and ending on or about March 31, 2011.

5.6 Restricted Payments. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, declare or make any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary of the Parent Guarantor may make Restricted Payments to the Parent Guarantor and to wholly owned Subsidiaries of the Parent Guarantor (and, in the case of a Restricted Payment by a non wholly owned Subsidiary, to the Parent Guarantor and any Subsidiary and to each other owner of Equity Interests of such Subsidiary on a pro rata basis based on their relative ownership interests); provided that Restricted Payments by the Borrower or any Subsidiary of the Parent Guarantor of which the Borrower is a Subsidiary (a “Parent Subsidiary”) may be made pursuant to this clause (a) only if (i) the property dividended or distributed is non-cash and does not include any Collateral and (ii) the aggregate amount of such Restricted Payments made, net of the amount of cash and Cash Equivalents contributed to the Borrower by the Parent Guarantor and any Parent Subsidiaries in connection with such Restricted Payment, does not exceed $25,000,000 at any time;

(b) the Parent Guarantor and each of its Subsidiaries may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) Stripes Holdings and the Borrower may declare and make Tax Distributions;

(d) the Parent Guarantor and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and

(e) the Parent Guarantor may make repurchases of Equity Interests deemed to occur upon cashless exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

provided that, in the case of any Restricted Payments made pursuant to clauses (b) and (d) above, no Default under Section 6.1(a) or Section 6.1(h) or Event of Default shall have occurred and be continuing at the time thereof or would result therefrom.

5.7 Capital Expenditures. The Parent Guarantor shall not, and shall not permit any Restricted Entity to make any Capital Expenditure, except for Capital Expenditures (a) paid for by the (i) incurrence of Permitted Debt pursuant to clauses (b), (d), (f), or (h) in the definition thereof which does not have any stated maturity before the fifth anniversary of its incurrence and which does not have a scheduled principal amortization exceeding 7.5% of the original principal amount thereof for any year prior to its stated maturity, (ii) the incurrence of Permitted Debt pursuant to clause (p) thereof and/or (iii) the proceeds of sale-leaseback transactions permitted hereunder and (b) not exceeding, in the aggregate for the Parent Guarantor and its Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year.

Fiscal Year	Amount
2010	$70% multiplied by fiscal year 2009 Consolidated EBITDA

2011	$70% multiplied by fiscal year 2010 Consolidated EBITDA

2012	$70% multiplied by fiscal year 2011 Consolidated EBITDA

2013	$70% multiplied by fiscal year 2012 Consolidated EBITDA

2014	$70% multiplied by fiscal year 2013 Consolidated EBITDA

Notwithstanding anything to the contrary contained in this Section 5.7, to the extent that the aggregate amount of Capital Expenditures made by Parent Guarantor and its Subsidiaries in any fiscal year pursuant to this Section 5.7 is less than the amount set forth above for such fiscal year, the amount of such difference (the “Rollover Amount”) may be carried forward and used to make Capital Expenditures in the immediately succeeding fiscal year; provided that if any Rollover Amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount set forth opposite such fiscal year above.

For purposes of this Section 5.7, Consolidated EBITDA shall be calculated on a pro forma basis (as certified by the Parent Guarantor to the Revolving Administrative Agent) assuming that (without duplication) all Acquisitions, merger and consolidations made and (without duplication) all Dispositions completed and any Debt incurred or repaid in connection therewith, during the four consecutive quarters then most recently ended have been made or incurred or repaid on the first day of such period, in each case, determined in a manner that meets the requirements of Regulation S-X under the Securities Act of 1933, and all other accounting rules and regulations of the SEC promulgated thereunder, with such other adjustments as may be approved by the Revolving Administrative Agent in its reasonable discretion.

5.8 Debt.

(a) The Parent Guarantor shall not, and shall not permit any Restricted Entity to, create, assume, incur, suffer to exist, or in any manner become liable, directly, indirectly, or contingently in respect of, any Debt other than Permitted Debt; or

(b) The Parent Guarantor shall not, and shall not permit any Restricted Entity to, prepay, redeem, purchase, defease or otherwise satisfy or make an unscheduled payment, in each case, prior to the scheduled maturity thereof in any manner (whether directly or indirectly) of any Debt (other than the Obligations) if at the time of such prepayment an Event of Default exists or would result therefrom.

5.9 Liens. The Parent Guarantor shall not, and shall not permit any Restricted Entity to create assume, incur, or suffer to exist any Lien on any of its property whether now owned or hereafter acquired, except for Permitted Liens.

5.10 Corporate Transactions. The Parent Guarantor shall not and shall not permit any Restricted Entity to (a) merge, consolidate, or amalgamate with another Person, or liquidate, wind up, or dissolve itself (or take any action towards any of the foregoing), (b) Dispose of any of material property, businesses, or other assets (other than sales of inventory in the ordinary course of business), or (c) make any Acquisition, provided however that:

(i) any such Person may make Permitted Dispositions and Permitted Investments;

(ii) any such Person may make any Acquisition (howsoever structured) provided that with respect to any Acquisition (A) such Person is the acquiring or surviving entity (or the surviving entity becomes a Subsidiary of the Parent Guarantor in the transaction and complies with the requirements of Section 5.19); provided that with respect to any Acquisition involving the Borrower, the Parent Guarantor or Stripes Holdings, the Borrower, the Parent Guarantor or Stripes Holdings shall be the surviving entity, (B) the aggregate amount of consideration paid or incurred by the Parent Guarantor and its Subsidiaries in connection with all Acquisitions during any fiscal year of the Parent Guarantor shall not exceed $100,000,000, and the aggregate amount of consideration paid or incurred by the Parent Guarantor and its Subsidiaries in connection with all Acquisitions, on a cumulative basis since the Closing Date, shall not exceed $300,000,000, (C) no Default exists or would result therefrom, and the Parent Guarantor and its Subsidiaries shall be in compliance with Section 5.5 calculated on a pro forma basis after giving effect to the Acquisition, (D) the acquired assets are in substantially the same (or reasonably related or ancillary thereto) or similar or complimentary business as the Parent Guarantor or any of its Subsidiaries, (E) the board of directors or similar governing body of the acquired Person has approved such Acquisition, (F) such Person provides written notice to the Revolving Administrative Agent of such Acquisition at least 10 Business Days (or such shorter period of time as the Revolving Administrative Agent may agree to in its sole discretion) prior to the closing of such Acquisition, including therewith the Compliance Certificate and financial information required by Section 5.5(a), and (G) such Person provides the Revolving Administrative Agent with a copy of the applicable purchase agreement, fully executed, promptly following the closing of such Acquisition;

(iii) any Subsidiary may merge with (A) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (B) any one or more other Subsidiaries, provided that when any Credit Party is merging with another Subsidiary, such Credit Party shall be the continuing or surviving Person;

(iv) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Credit Party; and

(v) Stripes Holdings may merge with Parent Guarantor (in which case the term “Stripes Holdings” or “Parent Guarantor” shall be deemed to refer to such surviving entity for all purposes of the Credit Documents) so long as no Default exists or would result therefrom.

5.11 Transactions with Affiliates. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, enter into any transaction directly or indirectly with or for the benefit of an Affiliate except (a) transactions with an Affiliate on terms substantially as favorable to the Parent Guarantor or such Subsidiary as would be obtainable by the Parent Guarantor or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) transactions among Credit Parties, (c) transactions listed on Schedule 5.11, (d) Restricted Payments and transactions permitted under Section 5.6, (e) the payment of fees and expenses in connection with the consummation of the Transaction, (f) issuances by Parent Guarantor and the Subsidiaries of Equity Interests not prohibited under this Agreement, (g) customary fees payable to any directors of Stripes Holdings and Parent Guarantor and reimbursement of reasonable out-of-pocket costs of the directors of Stripes Holdings and Parent Guarantor, in the case of Parent Guarantor, to the extent attributable to the operations of Parent Guarantor and its Subsidiaries, (h) employment and severance arrangements entered into by Parent Guarantor and its Subsidiaries with their officers and employees in the ordinary course of business, (i) the payment of customary fees and indemnities to directors, officers and employees of Parent Guarantor and its Subsidiaries in the ordinary course of business and (j) loans and other transactions among Parent Guarantor and its Subsidiaries to the extent permitted under this Article V.

5.12 Insurance.

(a) The Parent Guarantor shall, and shall cause each Restricted Entity to, maintain insurance with responsible and reputable insurance companies or associations reasonably acceptable to the Revolving Administrative Agent in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Persons operate. The Parent Guarantor shall deliver to the Revolving Administrative Agent certificates evidencing such policies or copies of such policies at the Revolving Administrative Agent’s reasonable request following a reasonable period to obtain such certificates taking into account the jurisdiction where the insurance is maintained.

(b) All policies representing liability insurance of the Restricted Entities shall name the Revolving Administrative Agent (on behalf of the Secured Parties) as additional named insured in a form reasonably satisfactory to the Revolving Administrative Agent. All policies representing casualty insurance of the Credit Parties insuring Collateral shall name the Revolving Administrative Agent as loss payee in a form reasonably satisfactory to the Revolving Administrative Agent. All proceeds of such liability insurance coverage for the Revolving Administrative Agent as additional insured shall be paid as directed by the Revolving Administrative Agent to indemnify the applicable Secured Party for the liability covered. All proceeds of such casualty insurance coverage relating to Collateral shall be paid as directed by the Revolving Administrative Agent during the existence of an Event of Default. In the event that proceeds of property or liability insurance are paid to the Parent Guarantor or any of its Subsidiaries in violation of the foregoing, such Person shall hold the proceeds in trust for the Revolving Administrative Agent, segregate the proceeds from the other funds of such Person, and promptly pay the proceeds to the Revolving Administrative Agent with any necessary endorsement. The Revolving Administrative Agent shall have the right, but not the obligation, during the existence of an Event of Default, to make proof of loss under, settle and adjust any claim under, and receive the proceeds under the insurance, and the reasonable expenses incurred by the Revolving Administrative Agent in the adjustment and collection of such proceeds shall be paid by the Borrower. The Borrower irrevocably appoints the Revolving Administrative Agent as its attorney in fact to take such actions in its name. If the Revolving Administrative Agent does not take such actions within a reasonable time period so as to not materially prejudice or otherwise materially jeopardize the right to take such action, the Parent Guarantor or the Borrower may take such actions subject to the approval of any final action by the Revolving Administrative Agent. The Revolving Administrative Agent shall not be liable or responsible for failure to collect or exercise diligence in the collection of any proceeds.

5.13 Investments. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, make or hold any direct or indirect investment in any Person, including capital contributions to the Person, investments in the debt or equity securities of the Person, and loans, guaranties, trade credit, or other extensions of credit to the Person, except for Permitted Investments.

5.14 Lines of Business. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, change the character of their business as conducted on the date of this Agreement, or engage in any type of business not reasonably related, ancillary, or complementary to such business as presently and normally conducted.

5.15 Compliance with Laws. The Parent Guarantor shall, and shall cause each Restricted Entity to, comply with the requirements of all Laws and all orders, writs, injunctions, and decrees which are applicable to such Persons or the operations and property of such Persons, in each case, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

5.16 Environmental Compliance. The Parent Guarantor shall, and shall cause each Restricted Entity to, comply with all Environmental Laws and obtain and comply with all Environmental Permits necessary for the ownership and operation of any such Person’s properties, in each case, except where the failure to comply or to obtain such Environmental Permits could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. The Parent Guarantor shall, and shall cause each Restricted Entity to, promptly disclose to the Revolving Administrative Agent any notice to or investigation with respect to which any Restricted Entity has received written notice for any violation or alleged violation of any Environmental Law, Environmental Permit or Environmental Liability in connection with any such Person’s presently or previously owned properties except for matters which could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, create, handle, transport, use, or dispose of any Hazardous Materials on or about any such Person’s properties; release any Hazardous Materials into the environment in connection with any such Person’s operations or contaminate any properties with Hazardous Materials; or own properties contaminated by any Hazardous Materials, in each case in violation of Environmental Laws or Environmental Permits or giving rise to Environmental Liability except for such matters which could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

5.17 ERISA Compliance. The Parent Guarantor shall, and shall cause each Restricted Entity to, (i) comply in all material respects with all applicable provisions of ERISA and prevent the occurrence of any Reportable Event or Prohibited Transaction with respect to, or the termination of, any of their respective Plans, in each case, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect and (ii) not create or participate in any Pension Plan or any Multiemployer Plan, except to the extent any such creation or participation could not be expected to cause a Material Adverse Effect.

5.18 Payment of Taxes. The Parent Guarantor shall, and shall cause each Restricted Entity to, pay and discharge, before the same shall become delinquent, all taxes, assessments, levies, and like charges imposed upon any such Person or upon any such Person’s income, profits, or property by authorities having competent jurisdiction prior to the date on which penalties attach thereto except for tax payments (a) not overdue by more than 30 days or (b) being contested in good faith for which adequate reserves have been established and reported in accordance with GAAP and, in the case of both clause (a) and (b), which could not reasonably be expected to cause a Material Adverse Effect.

5.19 Covenant to Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Subsidiary (other than any CFC or a Subsidiary that is held directly or indirectly by a CFC or any Non-Operating Subsidiary) by any Credit Party, then the Parent Guarantor shall, at the Credit Parties’ expense:

(i) within 30 days after such formation or acquisition (or such longer period of time as the Revolving Administrative Agent may agree in its sole discretion), cause such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Revolving Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Revolving Administrative Agent, guaranteeing the Obligations,

(ii) within 30 days after such formation or acquisition (or such longer period of time as the Revolving Administrative Agent may agree in its sole discretion), furnish to the Revolving Administrative Agent a description of the real and personal properties of such Subsidiary, in detail reasonably satisfactory to the Revolving Administrative Agent,

(iii) within 30 days after such formation or acquisition (or such longer period of time as the Revolving Administrative Agent may agree in its sole discretion), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver to the Revolving Administrative Agent

Security Agreement supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Revolving Administrative Agent (including, to the extent certificated, delivery of all pledged Equity Interests in and of such Subsidiary), securing payment of all the Obligations and constituting Liens on all such properties (other than Excluded Property),

(iv) within 30 days after such formation or acquisition (or such longer period of time as the Revolving Administrative Agent may agree in its sole discretion), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take those actions (including the filing of Uniform Commercial Code financing statements and the giving of notices) deemed reasonably necessary by the Revolving Administrative Agent to vest in the Revolving Administrative Agent (or in any representative of the Revolving Administrative Agent designated by it) valid Liens on the properties purported to be subject to the Security Agreement supplements and security and pledge agreements delivered pursuant to this Section 5.19, enforceable against all third parties in accordance with their terms, and

(v) within 60 days after such formation or acquisition, deliver to the Revolving Administrative Agent, upon the request of the Revolving Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Revolving Administrative Agent and the Lenders, of counsel for the Credit Parties acceptable to the Revolving Administrative Agent as to the matters contained in clauses (i), (iii) and (iv) above, and as to such other matters as the Revolving Administrative Agent may reasonably request.

(b) Upon the acquisition of any property (other than any Excluded Property) by any Credit Party, if such property, in the reasonable judgment of the Revolving Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Revolving Administrative Agent for the benefit of the Secured Parties, unless the Revolving Administrative Agent determines that the burden or cost of obtaining or perfecting a security interest therein outweighs the benefit to the Secured Parties of the security afforded thereby, then the Parent Guarantor shall, at the Credit Parties’ expense:

(i) within 30 days after such acquisition (or such shorter period of time as the Revolving Administrative Agent may agree in its sole discretion), furnish to the Revolving Administrative Agent a description of the property so acquired in detail reasonably satisfactory to the Revolving Administrative Agent,

(ii) within 30 days after such acquisition (or such shorter period of time as the Revolving Administrative Agent may agree in its sole discretion), cause the applicable Credit Party to duly execute and deliver to the Revolving Administrative Agent Security Agreement supplements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Revolving Administrative Agent, securing payment of all the Obligations and constituting Liens on all such properties,

(iii) within 30 days after such acquisition (or such shorter period of time as the Revolving Administrative Agent may agree in its sole discretion), cause the applicable Credit Party to take those actions (including the filing of Uniform Commercial Code financing statements and the giving of notices) deemed reasonably necessary by the Revolving Administrative Agent to vest in the Revolving Administrative Agent (or in any representative of the Revolving Administrative Agent designated by it) valid Liens on such property, enforceable against all third parties, and

(iv) within 60 days after such acquisition, deliver to the Revolving Administrative Agent, upon the request of the Revolving Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Revolving Administrative Agent and the Lenders, of counsel for the Credit Parties acceptable to the Revolving Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Revolving Administrative Agent may reasonably request.

(c) At any time upon request of the Revolving Administrative Agent, the Parent Guarantor shall, and shall cause each Restricted Entity to, promptly execute and deliver any and all further instruments and documents and take all such other action as the Revolving Administrative Agent may deem reasonably necessary in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust, Security Agreement supplements and other security and pledge agreements. Notwithstanding this Section 5.19, (i) no foreign law security or pledge agreements shall be required, (ii) so long as no Event of Default is continuing (and while an Event of Default is continuing unless otherwise requested by the Required Lenders), actions to perfect security interests in cash and deposit accounts other than the filing of UCC financing statements shall not be required, and (iii) security interests shall not be required in real property acquired after the Closing Date which is not designated as Eligible Real Property and (iv) security interests shall not be required in respect of any Excluded Property.

(d) At any time when (i) the Borrowing Base Certificates delivered for the two months most recently ended demonstrate that, for each such month, the average Total Outstandings exceed the sum of 85% of the value of the Eligible Accounts and 55% of the value of the Eligible Inventory (in each case, as set forth in each such Borrowing Base Certificate for each such month) or (ii) an Event of Default is continuing, the Borrower shall deliver such appraisals of the Eligible Real Property as may be reasonably requested by the Required Lenders.

(e) At any time when the total assets of all Non-Operating Subsidiaries exceeds $2,500,000 in the aggregate, then any such Subsidiary or Subsidiaries that the Parent Guarantor so designates shall no longer be deemed to be “Non-Operating Subsidiaries” for purposes of this Section 5.19 until the total assets of all Non-Operating Subsidiaries no longer exceeds $2,500,000 in the aggregate and the Parent Guarantor, at its expense, shall cause such designated Subsidiary or Subsidiaries to comply with this Section 5.19.

5.20 Amendment of Organizational Documents. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, amend any of its organizational documents other than any such amendment (a) made solely in connection with a transaction that is otherwise permitted under this Agreement or (b) that would not reasonably be expected to materially and adversely affect the rights and benefits of the Revolving Administrative Agent or the Lenders under the Credit Documents.

5.21 Accounting Changes. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, make any change in (a) accounting policies or reporting practices, except (i) as required or permitted by GAAP as in effect from time to time or (ii) as the Parent Guarantor reasonably deems necessary to comply with any Law, or (b) its fiscal year.

5.22 Books and Records. The Parent Guarantor shall, and shall cause each Restricted Entity to, maintain adequate books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Parent Guarantor or such Subsidiary, as the case may be.

5.23 Amendment, Etc., of Material Contracts. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, cancel or terminate any agreement governing material Debt of such Person or other material contract, or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any agreement governing material Debt of such Person or other material contract or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any agreement governing material Debt of such Person or other material contract, or take any other action in connection with any material contract, except in each case described in this Section 5.23 as would not reasonably be expected to result in a Material Adverse Effect.

5.24 Partnerships, Etc. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, become a general partner in any general or limited partnership, other than any such interest in any Subsidiary of which the Parent Guarantor owns, directly or indirectly, 100% of the equity interests thereof.

5.25 Restrictive Agreements. The Parent Guarantor shall not, and shall not permit any Restricted Entity to, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement or any other Credit Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (ii) of the Parent Guarantor or any Subsidiary to Guarantee the Debt of the Borrower or (iii) of the Parent Guarantor or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit (A) any negative pledge incurred or provided in favor of any holder of Capital Lease obligations or Debt otherwise permitted hereunder solely to the extent (1) any such negative pledge applies to the property financed by or the subject of such Debt and (2) such property is not Collateral at the time such negative pledge is incurred or provided for or (B) the negative pledges under the Senior Notes Indenture as the same are in effect on the date hereof and without giving effect to any amendments thereto after the date hereof; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.

5.26 Holding Company. Stripes Holdings shall not engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in the Borrower, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Credit Parties, (d) the execution and delivery of the Credit Documents to which it is a party and the performance of its obligations thereunder, and (e) activities incidental to the businesses or activities described in clauses (a) through (d) of this Section, including any transactions which are otherwise permitted under this Article V.

5.27 Maintenance of Properties; Performance of Leases. The Parent Guarantor shall, and shall cause each Restricted Entity to (a)(i) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and (ii) make all necessary repairs thereto and renewals and replacements thereof except, in the case of each action described in (a)(i) and (a)(ii) of this Section 5.27, where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) make all payments and otherwise perform all obligations in respect of all leases of real property to which the Parent Guarantor or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Revolving Administrative Agent of any default by any party with respect to such leases and cooperate with the Revolving Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

5.28 Repayment of Senior Notes; Amendment of Senior Notes and Senior Notes Indenture. The Parent Guarantor shall not, and shall not permit any Restricted Entity to (a) call, make or offer to make any optional or voluntary Redemption (whether in whole or in part) of the Senior Secured Notes during the existence of an Event of Default or (b) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Notes or the Senior Notes Indenture if (i) the effect thereof would (A) result in an increase in the outstanding principal amount thereof (excluding any prepayment or other premiums paid in connection therewith and any fees and expenses reasonably incurred in connection therewith and it being understood that nothing in this clause (A) shall be deemed to limit the Borrower’s ability to increase the outstanding principal amount of such Debt resulting from a subsequent offering and sale of senior notes under the Senior Notes Indenture to the extent permitted by Section 5.8; provided, that, prior to such subsequent offering and sale of senior notes under the Senior Notes Indenture, the Borrower shall have delivered a certificate demonstrating pro forma compliance with Section 5.5 hereof (after giving effect to such subsequent offering and sale) in form and substance reasonably satisfactory to the Revolving Administrative Agent), (B) result in an increase in the cash pay interest rate on such Debt unless the Borrower shall have delivered a certificate demonstrating pro forma compliance with Section 5.5 hereof (after giving effect to such increase in interest) in form and substance reasonably satisfactory to the Revolving Administrative Agent, (C) result in such Debt having any scheduled amortization of principal prior to the Maturity Date, (D) result in such Debt having a stated maturity earlier than one year after the Maturity Date or (E) prohibit prior repayment of the Loans or (ii) the effect thereof would be to add any guarantor or surety, unless such guarantor or surety also guarantees the Obligations hereunder. As used herein, “Redemption” means with respect to the Senior Notes, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of the Senior Notes and “Redeem” has the correlative meaning thereto.

5.29 Leases of Mortgaged Property. With respect to any property which is subject to (a) a Mortgage and (b) a lease made by a Credit Party as lessor, the Borrower and the Parent Guarantor each represents and warrants to the Revolving Administrative Agent and each Lender as follows, and covenants that it shall, and shall cause its applicable Subsidiaries to, comply with the following requirements:

(i) Schedule 5.29 lists all properties subject to a Mortgage which are, as of the Closing Date, subject to leases made by a Credit Party as lessor, including a brief description of the leases and the lessees thereof, and indicates all such lessees which are Affiliates of the Credit Parties;

(ii) each lease described on Schedule 5.29 that is with an Affiliate of any Credit Party is, by its terms, specifically subordinated to any mortgage of the property subject to the lease;

(iii) with respect to each lease described on Schedule 5.29 that is with a Person that is not an Affiliate of any Credit Party, the Borrower and the Parent Guarantor have obtained, or have caused the applicable lessor Subsidiary to obtain, a subordination of such lease to the applicable Mortgage, in form and substance reasonably acceptable to the Revolving Administrative Agent;

(iv) all leases of property subject to a Mortgage which are entered into after the Closing Date, and all such leases which are amended after the Closing Date, shall be subordinated to the applicable Mortgage on terms and pursuant to documentation reasonably acceptable to the Revolving Administrative Agent; and

(v) with respect to leased real properties subject to a Mortgage, the Parent Guarantor shall have obtained estoppel and consent agreements executed by each of the lessors of such leased real properties along with (A) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (B) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary, in the Revolving Administrative Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (C) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to the Revolving Administrative Agent;

5.30 Post Closing Matters. The Parent Guarantor shall deliver, and shall cause the applicable Restricted Entity to deliver, to the Revolving Administrative Agent within 30 days of the Closing Date:

(a) an updated flood insurance policy for the property located at 6519 University in form and substance reasonably acceptable to the Revolving Administrative Agent (including adding to the coverage for the “Contents” on the policy in an amount reasonably acceptable to the Revolving Administrative Agent);

(b) with respect to each Supplemental Policy Insured Property, fully paid American Land Title Association Lender’s Extended Coverage title insurance policies (or comparable policies reasonably acceptable to the applicable Revolving Administrative Agent with respect to such New Insured Property) with endorsements and in amounts reasonably acceptable to the Revolving Administrative Agent, issued by title insurers reasonably acceptable to the Revolving Administrative Agent, insuring the Mortgage covering such New Insured Property to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, except for Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Credit Documents, for mechanics’ and materialmen’s Liens of the applicable property) and such direct access reinsurance as the Revolving Administrative Agent may deem reasonably necessary; and

(c) with respect to each Insured Property, (i) “nothing further” certificate showing no liens or encumbrances other than Permitted Liens and (ii) modification endorsements to all existing title insurance policies covering the Insured Property insuring that the modifications to the Mortgages pursuant to the first amendments to such Mortgages being executed and delivered by Borrower (or the applicable Restricted Entity) on the Closing Date do not affect the validity, priority or enforceability of such Mortgages.

ARTICLE VI

DEFAULT AND REMEDIES.

6.1 Events of Default. Each of the following shall be an “Event of Default” for the purposes of this Agreement and for each of the Credit Documents:

(a) Payment Failure. The Borrower or any other Credit Party fails to (i) pay when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Credit Document;

(b) False Representation. Any written representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Credit Party herein, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made;

(c) Breach of Covenant. (i) Any breach by any Credit Party of any covenant contained in any of Sections 5.5-5.11, 5.13, 5.14, 5.21, 5.23-5.26 or 5.28 of this Agreement, (ii) any breach by any Credit Party of any covenant contained in Section 5.2, 5.12, or 5.19 of this Agreement and such breach is not cured within 10 days following the earlier of knowledge of such breach by a Responsible Officer of such Credit Party or the receipt by a Borrower of written notice thereof from the Revolving Administrative Agent, or (iii) any breach by any Credit Party of any other covenant contained in this Agreement or any other Credit Document and such breach is not cured within 30 days following the earlier of knowledge of such breach by a Responsible Officer of such Credit Party or the receipt by a Borrower of written notice thereof from the Revolving Administrative Agent;

(d) Security Documents. Any Security Document shall at any time and for any reason (other than one within the reasonable control of the Revolving Administrative Agent, the L/C Issuer, a Joint Lead Arranger or any Lender) cease to create the Lien on any material portion of the property purported to be subject to such agreement in accordance with the terms hereof or thereof;

(e) Invalidity of Credit Documents. Any material provision of any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Credit Party contests or any other Person contests in writing, in each case, in any manner, the validity or enforceability of any material provision of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any provision of any Credit Document, or purports to revoke, terminate or rescind any provision of any Credit Document; or

(f) Cross-Default. (i) Any Credit Party or any Subsidiary thereof (A) fails to make any payment when due after the applicable grace period, if any, (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Debt (other than Debt hereunder and Debt under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or perform after the applicable grace period, if any, any other agreement or condition relating to any such Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, after the applicable grace period, if any, the effect of which default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Debt to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an “Early Termination Date” as defined in such Swap Contract resulting from (A) any event of default under such Swap Contract as to which a Credit Party or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Credit Party or any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Credit Party or such Subsidiary as a result thereof is greater than $10,000,000; or

(g) Material Agreement Default. There shall occur any breach by any Restricted Entity of (i) the Distribution Service Agreement dated as of August 21, 1997, as amended, with McLane Company, Inc., (ii) the Supply Agreement dated as of July 28, 2006, with Valero Marketing and Supply Company, (iii) the Chevron Branded Jobber Petroleum Products Agreement dated as of March 15, 2005, or (iv) any restatements or replacements of any of the foregoing, including any subsequent agreements with different suppliers for comparable quantities of the applicable products, in each case, which breach both (A) could reasonably be expected to cause a Material Adverse Effect and (B) is not cured within the applicable grace period, if any; or

(h) Bankruptcy and Insolvency. Any Credit Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(i) Inability to Pay Debts; Attachment. (i) Any Credit Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(j) Adverse Judgment. There is entered against any Credit Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $10,000,000 (to the extent not covered by independent third-party insurance which insurer has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(k) Change of Control. There shall occur any Change of Control; or

(l) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Restricted Entity under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, or (ii) any Restricted Entity or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect.

6.2 Remedies.

(a) If any Event of Default occurs and is continuing, the Revolving Administrative Agent may or shall, upon instructions from the Required Lenders, (i) terminate the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions, the obligations of the Lenders to make Revolving Credit Loans and the obligation of the Swing Line Lender to make Swing Line Loans, and/or (ii) declare all or a portion of the outstanding Obligations to be immediately due and payable and require that the Borrower Cash Collateralize the Obligations in an amount equal to the then Outstanding Amount of the L/C Obligations, in each case, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower.

(b) Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, immediately and without notice, (i) the Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions, the obligations of the Lenders to make Loans and the obligations of the Swing Line Lender to make Swing Line Loans shall automatically terminate, (ii) the obligation of the Borrowers to Cash Collateralize the Obligations in an amount equal to the then Outstanding Amount of the L/C Obligations shall automatically become effective, which amounts shall be immediately pledged and delivered to the Revolving Administrative Agent as security for the Obligations and (iii) all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower.

6.3 Actions Under Credit Documents. In addition to the foregoing remedies, during the continuation of any Event of Default, the Revolving Administrative Agent (upon instruction from the Required Lenders) may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by Law, either by suit in equity or by action at Law, or both.

6.4 Remedies Cumulative. No right, power, or remedy conferred to the Revolving Administrative Agent or the Lenders in this Agreement or the other Credit Documents, or now or hereafter existing at Law, in equity, by statute, or otherwise, shall be exclusive, and each such right, power, or remedy shall to the full extent permitted by Law be cumulative and in addition to every other such right, power, or remedy. No course of dealing and no failure to exercise or delay in exercising any right, power, or remedy conferred to the Revolving Administrative Agent or the Lenders in this Agreement or the other Credit Documents, or now or hereafter existing at Law, in equity, by statute, or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power, or remedy; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

6.5 Application of Funds. After the exercise of remedies provided for in Section 6.2 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 6.2), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.23 and 2.22, be applied by the Revolving Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Revolving Administrative Agent and amounts payable under Article II) payable to the Revolving Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under Article II), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and Obligations with respect to Secured Hedge Agreements, if any, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Revolving Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.3 and 2.23;

Sixth, to payment of Obligations with respect to Secured Cash Management Agreements, if any, ratably among the Cash Management Banks in proportion to the respective amounts described in this clause Sixth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (other than contingent indemnification obligations which are not then due and payable and Letters of Credit that have been Cash Collateralized in accordance with Section 2.23), to the Borrower or as otherwise required by Law.

Subject to Sections 2.3 and 2.23, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE VII

THE REVOLVING ADMINISTRATIVE AGENT

7.1 Appointment and Authority. (a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Revolving Administrative Agent hereunder and under the other Credit Documents and authorizes the Revolving Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Revolving Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) The Revolving Administrative Agent shall also act as the “collateral agent” for the Secured Parties under the Credit Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), potential Hedge Bank and potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Revolving Administrative Agent to act as the collateral agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on the Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Revolving Administrative Agent, as collateral agent for the Secured Parties and any co-agents, sub-agents and attorneys-in-fact appointed by the Revolving Administrative Agent pursuant to Section 7.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Revolving Administrative Agent shall be entitled to the benefits of all provisions of this Article VII and Article VIII (including Section 8.1 (including limitations therein as to number of counsel subject to reimbursement), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” for the Secured Parties under the Credit Documents) as if set forth in full herein with respect thereto.

(c) The provisions of this Article are solely for the benefit of the Revolving Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions.

7.2 Rights as a Lender. The Person serving as the Revolving Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Revolving Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Revolving Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Revolving Administrative Agent hereunder and without any duty to account therefor to the Lenders

7.3 Exculpatory Provisions. The Revolving Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Revolving Administrative Agent:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that such Revolving Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Revolving Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Revolving Administrative Agent to liability or that is contrary to any Credit Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Revolving Administrative Agent or any of its Affiliates in any capacity.

The Revolving Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Revolving Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.3 and Article VI) or (ii) in the absence of its own gross negligence or willful misconduct. The Revolving Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Revolving Administrative Agent by the Borrower, a Lender or the L/C Issuer

The Revolving Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Revolving Administrative Agent

7.4 Reliance by Revolving Administrative Agent. The Revolving Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Revolving Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Revolving Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Revolving Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Revolving Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

7.5 Delegation of Duties. The Revolving Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Revolving Administrative Agent. The Revolving Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Revolving Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Revolving Administrative Agent.

7.6 Resignation of Revolving Administrative Agent. (a) The Revolving Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States (other than a Defaulting Lender), or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Revolving Administrative Agent gives notice of its resignation, then the retiring Revolving Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Revolving Administrative Agent meeting the qualifications set forth above; provided that if the Revolving Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Revolving Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Revolving Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Credit Documents, the retiring Revolving Administrative Agent shall continue to hold such collateral security until such time as a successor Revolving Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Revolving Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Revolving Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Revolving Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Revolving Administrative Agent, and the retiring Revolving Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Revolving Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Revolving

Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Article and Section 8.1 shall continue in effect for the benefit of such retiring Revolving Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Revolving Administrative Agent was acting as Revolving Administrative Agent.

(b) Any resignation by Bank of America as Revolving Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Revolving Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

7.7 Non-Reliance on Revolving Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Revolving Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Revolving Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

7.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers, Documentation Agent or Syndication Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Revolving Administrative Agent, a Lender or the L/C Issuer hereunder.

7.9 Revolving Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Revolving Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Revolving Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Revolving Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Revolving Administrative Agent and its respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Revolving Administrative Agent under Sections 2.3(i) and (j), 2.9 and 8.1) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Revolving Administrative Agent and, in the event that the Revolving Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Revolving Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Revolving Administrative Agent and its agents and counsel, and any other amounts due the Revolving Administrative Agent under Sections 2.9 and 8.1.

Nothing contained herein shall be deemed to authorize the Revolving Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Revolving Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding. Furthermore, nothing herein shall be deemed to authorize the Revolving Administrative Agent to credit bid any Obligation held by any Lender or the L/C Issuer in a proceeding under any Debtor Relief Law without the prior consent of such Lender or the L/C Issuer, as applicable.

7.10 Collateral and Guaranty Matters. (a) The Lenders and the L/C Issuer irrevocably authorize the Revolving Administrative Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by the Revolving Administrative Agent under any Credit Document (A) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (or Cash Collateralization thereof in accordance with Section 2.23), (B) that is sold or to be sold (including any Disposition pursuant to a sale-leaseback transaction) as part of or in connection with any sale permitted hereunder or under any other Credit Document, or (C) if approved, authorized or ratified in writing in accordance with Section 8.3;

(ii) to release any Guarantor from its obligations under its Guaranty and/or the Security Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder;

(iii) to release each Credit Party from its obligations under the Security Documents upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (or Cash Collateralization thereof in accordance with Section 2.23); and

(iv) to release each Credit Party from its obligations under this Agreement upon the occurrence of the Termination Date.

(b) Upon request by the Revolving Administrative Agent, in the case of Collateral or the Guaranties, at any time, the Required Lenders, as applicable, will confirm in writing such Revolving Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under its Guaranty pursuant to this Section 7.10.

(c) In each case as specified in this Section 7.10, the Revolving Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the applicable Security Documents or to subordinate its interest in such item, or to release such Credit Party from its obligations under the applicable Credit Document, in each case in accordance with the terms of the Credit Documents and this Section 7.10.

ARTICLE VIII

MISCELLANEOUS.

8.1 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Syndication Agent, Joint Lead Arrangers, Revolving Administrative Agent and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Revolving Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof, (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Revolving Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Revolving Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that the Borrower shall not be required to pay the fees and expenses of more than one principal outside counsel for such Persons taken as a whole (which shall be the Revolving Administrative Agent’s counsel), or if reasonably necessary, more than one local counsel for such Persons taken as a whole in any relevant jurisdiction (as reasonably determined by the Revolving Administrative Agent), unless there is an actual or reasonable likelihood for a conflict of interest among such Persons (as determined in good faith by any of such Persons), in which case, all similarly situated parties shall be represented by one firm of outside counsel for such group of similarly situated parties taken as a whole (and one local counsel for such Persons, taken as a whole, in any relevant jurisdiction if reasonably necessary, as reasonably determined by such Persons).

(b) Indemnification by the Borrower. The Borrower shall indemnify the Revolving Administrative Agent (and any sub-agent thereof), the Joint Lead Arrangers, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Revolving Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents (including in respect of any matters addressed in Section 2.14), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Credit Party or any of the Borrower’s or such Credit Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if the Borrower or such other Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided, further that the Borrower shall not be required to indemnify the Indemnitees for the fees and expenses of more than one principal outside counsel for such Persons taken as a whole (which shall be the Revolving Administrative Agent’s counsel), or, if reasonably necessary, more than one local counsel for such Persons taken as a whole in any relevant jurisdiction (as reasonably determined by the Revolving Administrative Agent), unless there is an actual or reasonable likelihood for a conflict of interest among such Persons (as determined in good faith by any of such Persons), in which case, all similarly situated parties shall be represented by one firm of outside counsel for such group of similarly situated parties taken as a whole (and one local counsel for such Persons, taken as a whole, in any relevant jurisdiction if reasonably necessary, as reasonably determined by such Persons).

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Revolving Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Revolving Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Revolving Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Revolving Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after receipt of an invoice setting forth such amounts in reasonable detail.

(f) Survival. The agreements in this Section shall survive the resignation of the Revolving Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

8.2 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Revolving Administrative Agent, the L/C Issuer or any Lender, or the Revolving Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Revolving Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Revolving Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Revolving Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

8.3 Modifications, Waivers, and Consents. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Revolving Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 3.1, or, in the case of the initial Credit Extension, Section 3.2, without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 6.2) without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 3.1 or 3.2 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(c) postpone any date fixed by this Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Credit Document without the written consent of each Lender entitled to such payment;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 8.3) any fees or other amounts payable hereunder or under any other Credit Document, without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 6.5 in a manner that would alter the pro rata sharing of payments required thereby under the Revolving Credit Facility without the written consent of each Lender;

(f) change any provision of this Section 8.3 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(h) release less than all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender, except in each case to the extent the release of any Collateral is permitted pursuant to Section 7.10 (in which case such release may be made by the Revolving Administrative Agent acting alone); or

(i) release all or substantially all of the value of the Guaranties, without the written consent of each Lender, except in each case to the extent the release of any Subsidiary from such Guaranty is permitted pursuant to Section 7.10 (in which case such release may be made by the Revolving Administrative Agent acting alone);

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Revolving Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Revolving Administrative Agent under this Agreement or any other Credit Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, the Revolving Administrative Agent, as applicable, and the Borrower may amend, modify or supplement this Agreement or any other Credit Document to cure any ambiguity, error, omission, defect or inconsistency without any further action or consent of any other party to any Credit Document, so long as such amendment, modification or supplement does not materially and adversely affect the rights of any Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Credit Document that requires the consent of each Lender or affected Lenders and that has been approved by the Required Lenders the Borrower may replace such non-consenting Lender in accordance with Section 8.15; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

8.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Revolving Administrative Agent and each Lender, regardless of any investigation made by the

Revolving Administrative Agent or any Lender or on their behalf and notwithstanding that the Revolving Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

8.5 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Revolving Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 8.5(b), (ii) by way of participation in accordance with the provisions of Section 8.5(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 8.5(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Revolving Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 8.5(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Revolving Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless the Revolving Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Revolving Administrative Agent within five (5) Business Days after having received notice thereof;

(B) the consent of the Revolving Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Revolving Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Revolving Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Revolving Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

Subject to acceptance and recording thereof by the Revolving Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.17, 2.18 and 8.1 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 8.5(d).

(c) Register. The Revolving Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Revolving Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender, as applicable, pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Revolving Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Revolving Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Revolving Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 8.3 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.5(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.11 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.14(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Credit Loans pursuant to Section 8.5(b), Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.3(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

8.6 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrower, the Parent Guarantor, the Revolving Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule I; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower), which information shall be provided to the Borrower by the Revolving Administrative Agent upon the Borrower’s request.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Revolving Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Revolving Administrative Agent, as applicable, that it is incapable of receiving notices under such Article by electronic communication. The Revolving Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Revolving Administrative Agent otherwise prescribe, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Revolving Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, the Parent Guarantor, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Revolving Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrower, the Parent Guarantor, the Revolving Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Revolving Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Revolving Administrative Agent from time to time to ensure that the Revolving Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Revolving Administrative Agent, L/C Issuer and Lenders. The Revolving Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices of any Borrowing, Swing Line Loan and conversions or continuation of a Revolving Credit Loan purportedly given by or on behalf of the Borrower) even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Revolving Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower except to the extent arising from the gross negligence or willful misconduct of any such Person. All telephonic notices to and other telephonic communications with the Revolving Administrative Agent may be recorded by the Revolving Administrative Agent, and each of the parties hereto hereby consents to such recording.

8.7 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE REVOLVING ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST THE BORROWER OR THE PARENT GUARANTOR OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. THE BORROWER AND THE PARENT GUARANTOR, THE REVOLVING ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.6. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

8.8 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.9 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.1, this Agreement shall become effective when it shall have been executed by the Revolving Administrative Agent and when the Revolving Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or “pdf” or similar electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

8.10 USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Revolving Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Revolving Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Revolving Administrative Agent or any Lender, provide all documentation and other information that the Revolving Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

8.11 Right of Setoff. If an Event of Default under Section 6.1(a), (h), or (i) shall have occurred and be continuing, each Lender and the L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or the L/C Issuer to or for the credit or the account of the Borrower or the Parent Guarantor against any and all of the obligations of the now or hereafter existing under this Agreement or any other Credit Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Credit Document and although such obligations of the Borrower or the Parent Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Revolving Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Revolving Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Revolving Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrower and the Revolving Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.12 Treatment of Certain Information; Confidentiality. Each of the Revolving Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such

Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that the Agents or Lenders that disclose any Information pursuant to this clause (c) shall use commercially reasonable efforts to provide the Borrower, to the extent permitted by applicable law or regulation, advance notice of such disclosure; (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 8.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.21 or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Revolving Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source not known to such recipient to be breaching confidentiality obligations to the Parent Guarantor or any of its Subsidiaries. For purposes of this Section, “Information” means all information received from any Credit Party, other than any such information that is available to the Revolving Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by such Credit Party, provided that, in the case of information received from a Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Revolving Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Credit Parties, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including federal and state securities laws.

8.13 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Revolving Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Revolving Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

8.14 Severability. If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 8.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Revolving Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

8.15 Replacement of Lenders. If any Lender requests compensation under Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender is a Defaulting Lender or if any Lender does not consent to a proposed amendment, waiver or consent hereunder as provided in the final paragraph of Section 8.3, or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Revolving Administrative Agent, as applicable, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 8.5), all of its interests, rights and obligations under this Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrower shall have paid or caused to be paid to the Revolving Administrative Agent the assignment fee specified in Section 8.5(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.18) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.17 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

8.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Borrower and the Parent Guarantor acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i)(A) the arranging and other services regarding this Agreement provided by the Revolving Administrative Agent and the Joint Lead Arrangers are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Revolving Administrative Agent and the Joint Lead Arrangers, on the other hand, (B) each of the Borrower and the Parent Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and the Parent Guarantor is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii)(A) the Revolving Administrative Agent and each Joint Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Parent Guarantor or any of their respective Affiliates, or any other Person and (B) neither the Revolving Administrative Agent nor any Joint Lead Arranger has any obligation to the Borrower, the Parent Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Revolving Administrative Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Parent Guarantor and their respective Affiliates, and neither the Revolving Administrative Agent nor any Joint Lead Arranger has any obligation to disclose any of such interests to the Borrower, the Parent Guarantor or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the Parent Guarantor hereby waives and releases any claims that it may have against the Revolving Administrative Agent or the Joint Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

8.17 Entire Agreement. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

8.18 Amendment and Restatement. It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

SUSSER HOLDINGS, L.L.C.

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President

Signature Page to Amended and Restated Credit Agreement

PARENT GUARANTOR:

SUSSER HOLDINGS CORPORATION

By:	/s/ E.V. Bonner, Jr.
E.V. Bonner, Jr.
Executive Vice President

Signature Page to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Revolving Administrative Agent

By:	/s/ Denise Jones
Denise Jones
Assistant Vice President

Signature Page to Amended and Restated Credit Agreement

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Gary L. Mingle
Gary L. Mingle
Senior Vice President

Signature Page to Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Darcy McLaren
Name:	Darcy McLaren
Title:	Vice President

Signature Page to Amended and Restated Credit Agreement

BANK OF MONTREAL

By:	/s/ Philip Langheim
Name:	Philip Langheim
Title:	Managing Director

Signature Page to Amended and Restated Credit Agreement

ROYAL BANK OF CANADA

By:	/s/ Gordon MacArthur
Name:	Gordon MacArthur
Title:	Authorized Signatory

Signature Page to Amended and Restated Credit Agreement

REGIONS BANK

By:	/s/ Robin Ingari
Name:	Robin Ingari
Title:	Senior Vice President

Signature Page to Amended and Restated Credit Agreement

COMPASS BANK

By:	/s/ Frank Carvelli
Name:	Frank Carvelli
Title:	Vice President

Signature Page to Amended and Restated Credit Agreement

EXHIBIT A

FORM OF

BORROWING BASE CERTIFICATE

[DATE]

Bank of America, N.A., as Revolving Administrative Agent

Attn: Ms. Denise Jones

231 South LaSalle Street

Mail Code IL1 231 08 30

Chicago, Illinois 60697

Ladies and Gentlemen:

I refer to the Amended and Restated Credit Agreement dated as of May 7, 2010 (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified, the “Credit Agreement;” capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement), among Susser Holdings, L.L.C., a Delaware limited liability company, as the Borrower, Susser Holdings Corporation, a Delaware corporation, as the Parent Guarantor, the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Revolving Administrative Agent”), and the other agents party thereto.

I hereby certify, in my capacity as                      and not individually, that I have no knowledge of any Defaults by any Restricted Entity in the observance of any of the provisions in the Credit Agreement which existed as of                      or which exist as of the date of this letter.

I hereby certify, in my capacity as                      and not individually, that, as of the date hereof, to my knowledge after due inquiry, the following amounts and calculations regarding the Borrowing Base were true and correct as of                     :

A.	Eligible Accounts

	1.	accounts of Credit Parties			$
	2.	minus:
		a.	accounts subject to perfection (other than accounts arising from the sale of fuel to school districts, counties and municipalities in Texas, Oklahoma, Louisiana or New Mexico or regional transportation authorities in Texas in an aggregate amount not to exceed $3,000,000)	$

Exhibit A to Amended and Restated Credit Agreement

		b.	accounts subject to performance	$
		c.	accounts more than 90 days after invoice date	$
		d.	accounts subject to dispute or offset	$
		e.	ineligible affiliate accounts	$
		f.	accounts from credit card transactions	$
		g.	foreign accounts (without l/c support)	$
		h.	accounts from Person 50% or more of whose accounts are ineligible	$
		i.	other excluded accounts	$

			Total excluded		$(	)

	3.	Eligible Accounts			$

B.	Eligible Inventory

	1.	inventory of Credit Parties			$
	2.	minus:
		a.	inventory subject to perfection	$
		b.	inventory held on consignment	$
		c.	fuel inventory	$
		d.	ineligible affiliate inventory
		e.	obsolete, unusable, unavailable for sale inventory	$
		f.	promotional, marketing, packaging or shipping materials and supplies	$
		g.	other excluded inventory	$

			Total Excluded		$(	)

	3.	Eligible Inventory			$

C.	Eligible Real Property

	1.	the fair market value (such fair market value determined initially, and annually thereafter as provided in Section 5.2(c) of the Credit Agreement, by a method consistent with the method utilized to determine the fair market value of the properties pursuant to the Existing Credit Agreement, as adjusted pursuant to applicable subsequent appraisals) of real property on which any Credit Party owns and operates a convenience store, including improvements constructed thereon[1]			$

[1]	Provided that the requirements of the definition of Eligible Real Property in the Credit Agreement are met.

Exhibit A to Amended and Restated Credit Agreement

D.	Borrowing Base

	1.	85% of Eligible Accounts (A.3)	$
	2.	55% of Eligible Inventory (B.3)	$
	3.	60% of Eligible Real Property (C.1)	$
	4.	60% of gross inventory (B.1)	$
	5.	85% of gross accounts (A.1)	$
	6.	the lesser of (a) D.3 and (b) if D.3 is greater than 45% of the Borrowing Base, 45% of the Borrowing Base	$
	7.	the reserves established by the Revolving Administrative Agent from time to time in its reasonable credit judgment acting in good faith	$
	8.	D.1 + D.2 +D.6 – D.7		$
	9.	Greater of (a) $160,000,000 and (b) D.4 + D.5		$
	10.	Borrowing Base = lesser of D.8 and D.9		$
	11.	Lesser of D.10 and $120,000,000		$
	12.	aggregate outstanding Revolving Credit Loans plus outstanding Swing Line Loans plus L/C Exposure		$
	13.	surplus (deficit) of D.11 – D.12		$

Very truly yours,

Susser Holdings, L.L.C.

By:
Name:
Title:

Exhibit A to Amended and Restated Credit Agreement

EXHIBIT B

FORM OF

COMPLIANCE CERTIFICATE

[DATE]

Bank of America, N.A., as Revolving Administrative Agent

Attn: Ms. Denise Jones

231 South LaSalle Street

Mail Code: IL1 231 08 30

Chicago, Illinois 60697

Ladies and Gentlemen:

I refer to the Amended and Restated Credit Agreement dated as of May 7, 2010 (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified, the “Credit Agreement;” capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement), among Susser Holdings, L.L.C., a Delaware limited liability company, as the Borrower, Susser Holdings Corporation, a Delaware corporation, as the Parent Guarantor, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders (in such capacity, the “Revolving Administrative Agent”), and the other agents party thereto.

I hereby certify, in my capacity as                  and not individually, that I have no knowledge of any Defaults by any Restricted Entity in the observance of any of the provisions in the Credit Agreement which existed as of                          or which exist as of the date of this letter.

I also certify, in my capacity as                  and not individually, that the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial condition of the Credit Parties as of                         , and the related results of operations for the                         then ended, in conformity with generally accepted accounting principles.

The following sets forth the information and computations to demonstrate compliance with the requirements of Section 5.5 of the Credit Agreement as of                         :

Exhibit B to Amended and Restated Credit Agreement

A.	Section 5.5(a) - Maximum Consolidated Senior Secured Leverage Ratio

	1.	Consolidated Funded Debt as of the fiscal quarter then ended that is secured by a lien on any property	$
	2.	cash held as of the fiscal quarter then ended (excluding restricted cash)	$
	3.	Permitted Investments held as of the fiscal quarter then ended[1]	$
	4.	Consolidated EBITDA for preceding four fiscal quarters as set forth on Schedule I hereto[2]	$
	5.	ratio = [A.1 – (A.2 + A.3)] ÷ A.4		to 1.00

	6.	maximum permitted:	[2.00] to 1.00

B.	Section 5.5(b) - Minimum Consolidated Fixed Charge Coverage Ratio

	1.	Consolidated EBITDAR for preceding four fiscal quarters as set forth on Schedule I hereto[2]	$
	2.	Maintenance Capital Expenditures	$
	3.	cash taxes paid during preceding four fiscal quarters	$
	4.	Restricted Payments made for preceding four fiscal quarters (other than Restricted Payments made (i) to the Parent Guarantor or any wholly owned Subsidiary or (ii) in common Equity Interests of the maker of such payment)	$
	5.	consolidated Rental Expense for preceding four fiscal quarters	$
	6.	scheduled principal payments, redemptions, etc. for value of outstanding debt for borrowed money for preceding four fiscal quarters	$
	7.	cash interest paid for preceding four fiscal quarters	$
	8.	interest income for preceding four fiscal quarters	$
	9.	ratio = (B.1 – B.2 – B.3 – B.4) / (B.5 + B.6 + (B.7-B.8))		to 1.00

	10.	minimum required from the fiscal quarter ending on or about June 30, 2010, through and including the fiscal quarter ending on or about June 30, 2011:	1.10 to 1.00
	11.	minimum required thereafter:	1.15 to 1.00

C.	Section 5.7 - Capital Expenditures

[1]	Amount to be determined pursuant to clauses (c) – (f) of the definition of “Permitted Investments” in the Credit Agreement.
[2]

The financial results of (i) Acquisitions or (ii) Dispositions, including proforma effects of any such acquisition or disposition transaction during such period, should be calculated in the manner described in section 5.5(c) of the Credit Agreement as approved by the Revolving Administrative Agent.

Exhibit B to Amended and Restated Credit Agreement

	1.	consolidated Capital Expenditures of the Parent Guarantor and its Subsidiaries made during fiscal year to date:	$
	2.	consolidated Capital Expenditures of the Parent Guarantor and its Subsidiaries made during fiscal year to date paid for by the incurrence of Permitted Debt pursuant to clauses (b), (d), (f), or (h) in the definition thereof with stated maturity of at least five years and scheduled amortization ≤ 7.5% of original principal amount thereof for any year prior to maturity:	$
	3.	consolidated Capital Expenditures of the Parent Guarantor and its Subsidiaries made during fiscal year to date paid for by the incurrence of Permitted Debt pursuant to clause (p) in the definition thereof:	$
	4.	consolidated Capital Expenditures of the Parent Guarantor and its Subsidiaries made during fiscal year to date paid for with proceeds of permitted sale-leaseback transactions:	$
	5.	C.1 – C.2 – C.3 – C.4	$
	6.	Consolidated EBITDA for fiscal year most recently ended:	$
	7.	Maximum permitted consolidated Capital Expenditures for fiscal year = C.6 x 0.7	$
	8.	amount carried forward from prior fiscal year:	$
	9.	Excess (deficit) for covenant compliance (C.7 + C.8 – C.5):	$

D.	Section 5.10 - Acquisitions

	1.	consideration for Acquisitions made during current fiscal year	$
	2.	consideration for Acquisitions made since Closing Date	$
	3.	Maximum permitted Acquisitions for fiscal year	$100,000,000
	4.	Maximum permitted Acquisitions since Closing Date	$300,000,000

E.	Consolidated Total Leverage Ratio

	1.	Consolidated Funded Debt as of the fiscal quarter then ended	$
	2.	ratio = [E.1 – (A.2 + A.3)] ÷ A.4		to 1.00

Exhibit B to Amended and Restated Credit Agreement

Very truly yours,

Susser Holdings Corporation

Name:
Title:

Exhibit B to Amended and Restated Credit Agreement

Schedule I

to the Compliance Certificate

($ in 000’s)

Consolidated EBITDA and EBITDAR

(in accordance with the definition of Consolidated EBITDAR

as set forth in the Credit Agreement)

Consolidated EBITDA and EBITDAR	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Four Fiscal Quarters Most Recently Ended

consolidated net income

+ consolidated interest expense
+ federal, state and local taxes
+ depreciation expense
+ amortization expense
+ accretion expense
+ cumulative effect of change in accounting principles
+ non-cash management incentive options compensation
- extraordinary gains relating to asset sales
+ non-recurring costs from equity offerings, Permitted Investments, Acquisitions, and incurrence/repayment of Debt
+ expenses and charges from equity offerings, Permitted Investments, Acquisitions, and incurrence of Debt
+ other non-cash charges

Exhibit B to Amended and Restated Credit Agreement

Consolidated EBITDA and EBITDAR	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Four Fiscal Quarters Most Recently Ended

+ unusual, extraordinary, or non-recurring losses or charges related to assets sales
= Consolidated EBITDA
+ Rental Expense
= Consolidated EBITDAR

Exhibit B to Amended and Restated Credit Agreement

EXHIBIT C

FORM OF LOAN NOTICE

Date:                     ,

To: Bank of America, N.A., as Revolving Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of May 7, 2010 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement), among Susser Holdings, L.L.C., a Delaware limited liability company (the “Borrower”), Susser Holdings Corporation, a Delaware corporation, the Lenders from time to time party thereto, Bank of America, N.A., as Revolving Administrative Agent, and the other agents party thereto.

The undersigned hereby requests (select one):

☐	A Borrowing of Revolving Credit Loans

☐	A conversion or continuation of Revolving Credit Loans

1.	On (a Business Day).

2.	In the amount of $

3.	Comprised of
[Type	of Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.

The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.1 of the Agreement.

The Borrower hereby represents and warrants that the conditions specified in Section 3.2 shall be satisfied on and as of the date of the Credit Extension.

SUSSER HOLDINGS, L.L.C.

By:
Name:
Title:

Exhibit C to Amended and Restated Credit Agreement

EXHIBIT D

FORM OF NOTE

                    ,

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                               or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of May 7, 2010 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Borrower, Susser Holdings Corporation, a Delaware corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Revolving Administrative Agent, L/C Issuer and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Revolving Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Revolving Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest at the Default Rate subject to and in accordance with the terms and conditions set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Exhibit D to Amended and Restated Credit Agreement

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SUSSER HOLDINGS, L.L.C.

By:
Name:
Title:

Exhibit D to Amended and Restated Credit Agreement

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

__________	__________	__________	__________	__________	__________	__________

Exhibit D to Amended and Restated Credit Agreement

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]1 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Revolving Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans, if any, included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[1]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit E to Amended and Restated Credit Agreement

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): Susser Holdings, L.L.C.

4.	Revolving Administrative Agent: Bank of America, N.A., as the revolving administrative agent for the Lenders under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of May 7, 2010, among Susser Holdings, L.L.C., a Delaware limited liability company, Susser Holdings Corporation, a Delaware corporation, the Lenders from time to time party thereto, and Bank of America, N.A., as Revolving Administrative Agent, L/C Issuer, and Swing Line Lender

6.	Assigned Interest:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment /Loans for all Lenders[2]	Amount of Commitment /Loans Assigned	Percentage Assigned of Commitment /Loans[3]	CUSIP Number

		$____________	$____________	____________%

		$____________	$____________	____________%

		$____________	$____________	____________%

8.	Trade Date: ][4]

Effective Date:                             , 20     [TO BE INSERTED BY REVOLVING ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

[2]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit E to Amended and Restated Credit Agreement

By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Title:

[Consented to and]5 Accepted:

BANK OF AMERICA, N.A., as Revolving Administrative Agent

By:
Title:

[Consented to:]6

By:
Title:

5 To be added only if the consent of the Revolving Administrative Agent is required by the terms of the Credit Agreement.

6 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

Exhibit E to Amended and Restated Credit Agreement

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

[                                         ]

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 8.5(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 8.5(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Revolving Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon either Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it

Exhibit E to Amended and Restated Credit Agreement

shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Revolving Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit E to Amended and Restated Credit Agreement

EXECUTION VERSION

SCHEDULE I

Administrative Information

If to the Borrower or the Parent Guarantor,

Borrower:

Susser Holdings, L.L.C.
4525 Ayers Street Corpus Christi, Texas 78415
Attention:	Mary Sullivan
Telephone:	361-639-3622
Telecopier:	361-880-8149

Parent Guarantor:

Susser Holdings Corporation
4525 Ayers Street
Corpus Christi, Texas 78415
Attention:	Mary Sullivan
Telephone:	361-639-3622
Telecopier:	361-880-8149

with a copy to:

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention:	Angela L. Fontana
Telephone:	214-746-7895
Telecopier:	214-746-7777

Administrative Agent:

Bank of America, N.A., as Administrative Agent

For Agency Servicing:

901 Main Street
Dallas, Texas 75202
Attention:	Monica Barnes
Credit Services Rep.
Telephone:	214-209-9289
Telecopier:	214-290-9442

For Agency Management:

231 South LaSalle Street
Chicago, Illinois 60697
Attention:	Denise Jones
Telephone:	312-828-1846
Telecopier:	877-206-8413

For Letter of Credit Issuance:

L.A. Data Center Building
1000 West Temple Street
Suite – Level 7
Mail Code: CA9-705-07-05
Los Angeles, California 90012-1514
Attention:	Tai Anh Lu
Trade Finance Officer II
Trade Operations – Los Angeles
Telephone:	213-481-7840
Telecopier:	213-457-8441

2

SCHEDULE II

Existing Letters of Credit

Beneficiary	LC Number	Expiration Date	Amount
Stripes LLC:
[***]	LC #3088956	7/31/2010	[***]
[***]	LC #934410	3/31/2011	[***]
[***]	LC #934409	3/31/2011	[***]
[***]	LC #3058930	10/1/2010	[***]
[***]	LC #3092057	12/31/2010	[***]
[***]	LC #3090536	11/13/2010	[***]
[***]	LC #3090795	11/13/2010	[***]
[***]	LC #3090583	7/1/2010	[***]
[***]	LC #3098832	2/28/2011	[***]
[***]	LC #3101718	12/31/2010	[***]
[***]	LC #3101933	1/31/2011	[***]

SUSSER PETROLEUM COMPANY LLC:
[***]	LC #934414	3/21/2011	[***]
[***]	LC #3037236	4/18/2011	[***]
[***]	LC #3037576	5/1/2011	[***]
[***]	LC #3095710	8/20/2010	[***]
[***]	LC #3095709	8/20/2010	[***]
[***]	LC #3097844	11/30/2010	[***]

Total Letters of Credit			$17,131,122.00

* CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[***].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3

SCHEDULE 2.1

Commitments and Pro Rata Shares

Lender	Commitment	Pro Rata Share
Bank of America, N.A.	$30,000,000.00	25.000000000%
Wells Fargo Bank, N.A.	$27,500,000.00	22.916666667%
Bank of Montreal	$27,500,000.00	22.916666667%
Royal Bank of Canada	$15,000,000.00	12.500000000%
Regions Bank	$10,000,000.00	8.333333333%
Compass Bank	$10,000,000.00	8.333333333%
Total	$120,000,000.00	100.000000000%

4

SCHEDULE 4.10

Subsidiaries

PART A
APT Management Company, LLC
Applied Petroleum Technologies, Ltd.
C&G Investments, LLC
Corpus Christi Reimco, LLC
GoPetro Transport LLC
Quick Stuff of Texas, Inc.
SSP BEVCO I LLC
SSP BEVCO II LLC
SSP Beverage, LLC
Stripes LLC
Stripes Acquisition LLC
Stripes Holdings LLC
Stripes No. 1009 LLC
Susser Company, Ltd.
Susser Finance Corporation
Susser Financial Services LLC
Susser Holdings, L.L.C.
Susser Petroleum Company LLC
T & C Wholesale, Inc.
TCFS Holdings, Inc.
Town & Country Food Stores, Inc.
TND Beverage, LLC

PART B
C&G Investments, LLC owns a 50% interest in Cash & Go Management, LLC and a 49.5% limited partner interest in Cash & Go, Ltd.

5

SCHEDULE 4.12

Environmental Compliance

None.

6

SCHEDULE 4.13(d)

Pension Plans

None.

7

SCHEDULE 5.8

Debt

First Victoria National Bank, a national banking corporation (the “Lender”), has agreed to lend $10,000,000.00 to Corpus Christi Reimco, LLC pursuant to that certain loan agreement by and among Lender, Borrower, Susser Holdings Corporation, Stripes LLC and Susser Petroleum Company LLC, dated as of February 12, 2010, as modified by that certain Approval and Consent to Guarantee of Indebtedness, dated as of April 27, 2010, executed by the Lender.

8

SCHEDULE 5.9(a)

Existing Liens

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
APPLIED PETROLEUM TECHNOLOGIES, LTD.

TX SOS	4/21/2010	UCC-1	03-0014837460	1/21/2003	Marlin Leasing Corp	True Lease filing
Specific computer equipment.

		UCC-3	08-00005723	1/7/2008		Continuation.

		UCC-1	04-0073349767	7/1/2004	Tidel Engineering, L.P.	All Timed Access Cash Controllers (TACC’s), plus accessories, special parts & replacement parts related to the sale, distribution &/or operation of the TACCs, transferred, sold or assigned to Debtor by Secured Party, together with all TACCs, accessories, special parts & replacement parts hereinafter acquired by Debtor, & software license & programming used in connection with the TACCs, accessories, special parts & replacement parts, as well as any & all accounts receivable & proceeds from the sale or assignment of the TACCs, accessories, special parts & replacement parts, pursuant to that certain Security Agreement dated 6/30/04 by & between Secured Party & Debtor.

9

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
		UCC-3	09-00169580	6/16/2009		Continuation.

CASH & GO, LTD.

TX SOS	4/22/2010	UCC-1	06-0014431504	4/28/2006	Collins Financial Services Inc.

All of Seller’s right, title and interest in and to, whether now existing or hereafter arising or at any time acquired, each of the consumer accounts (and receivables associated therewith) and all related contract rights purchased by Buyer from Seller pursuant to the terms of that certain sale agreement, dated as of 3/31/06, including but not limited to, all of Seller’s right, title and interest in and to books, records, discs, files, tapes and other computer-prepared information pertaining to those accounts, together with the right to collect all principal, interest or other proceeds of any kind with respect to those accounts as allowed by applicable law.

Note: Debtor listed as Cash & Go Inc.; Alternative Designation - Seller/Buyer

10

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
SUSSER PETROLEUM COMPANY LLC

TX SOS	4/21/2010	UCC-1	99-00248010	12/15/1999	International Bank of Commerce

All above ground petroleum dispensing equipment, car wash equipment and “inside” convenience store equipment located on the property (Gonzales Four Leagues Abstract No. 25, Gonzales Co., TX), including without limitation, the Rusche Equipment.

Note: Debtor listed as Susser Petroleum Company, L.P., dba A.N. Rusche Distributing Company

		UCC-3	04-00653044	4/21/2004		Assignment to Union Planters Bank, N.A.

11

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
		UCC-3	04-00858809	10/21/2004		Continuation.
		UCC-3	09-00175528	6/22/2009		Continuation; Note: Secured Party referenced as Regions Bank fka Union Planters Bank, N.A.
		UCC-1	00-00547591	7/20/2000	International Bank of Commerce	All above ground petroleum dispensing equipment, car wash equipment and “inside” convenience store equipment located on the property (Lee County, TX, JW Lightfoot Survey, Abstract 190), including without limitation, the Rusche Equipment.
Note: Debtor listed as Susser Petroleum Company, L.P., dba A.N. Rusche Distributing Company
		UCC-3	04-00571561	2/12/2004		Assignment to Union Planters Bank, N.A.
		UCC-3	05-00218456	7/13/2005		Continuation.

12

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
		UCC-3	10-00033910	2/4/2010		Continuation; Note: Secured Party referenced as Regions Bank fka Union Planters Bank, N.A.
		UCC-1	00-00600909	10/10/2000	First National Bank of Alvin	Specific above-ground petroleum equipment situated on or used or acquired for use, on or in connection with the use of the Land (JNO Leverton Survey, Abstract No. 402, Ft. Bend Co., TX).
Note: Debtors listed as Susser Petroleum Company, L.P., dba A.N. Rusche Distributing Company and Susser Petroleum Company, L.P., dba A.N. Rusche Distributing Company
		UCC-3	05-00267916	8/25/2005		Continuation.
		UCC-1	02-0019915350	2/19/2002	Independence Bank

Fixture Filing related to the Land (Dulles Ave., Ft. Bend Co., TX); Specific Rusche Equipment, all other above ground petroleum dispensing equipment to, but not including, the shear valves, and specific inside equipment, and all renewals, proceeds and benefits attributable to or accruing to any of the foregoing.

Note: Record Owner listed as: PMR Investments, Inc. Note: Debtor listed as Susser Petroleum Company, LP

13

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
		UCC-3	06-00400356	12/8/2006		Continuation.
		[UCC-1	09-0020507184	7/20/2009	Tradition Bank*	All of Debtor’s personal property now owned or hereafter located or used in connection with or arising from or in connection with all that certain tract or parcel of Land containing 0.9581 acres (41,735 square feet) more or less, being all of Unrestricted Reserve E-1 of replat of the promenade at Stafford Run, Reserve E an addition in Fort Bend County, Texas according to the map or plat thereof recorded under slide no 1970/B and 1971/A of the Plat Records of Fort Bend County, Texas. Note: Debtor listed as Susser Petroleum Company LP; Additional Debtor listed as Rusche Distributin Company a Texas limited partnership; Record Owner listed as Susser Petroleum Company LP; covers timber to be cut.]

*	Permitted for 60 days after Closing Date unless amended to limit scope of collateral to assets listed on current schedule.

14

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
T&C WHOLESALE, INC.

TX SOS	4/21/2010	UCC-1	06-0033832196	10/11/2006	JPMorgan Chase Bank, N.A.	All right, title and interest of Debtor in and to (a) Fixtures and Equipment now or hereafter attached to, used, intended or acquired for use for, or in connection with, the construction, maintenance, operation, or repair of the Real Property, (b) all Leases, (c) all Utilities Capacity, (d) all right, title and interest acquired by Debtor in or to the Real Property, Improvements, Fixtures and Equipment, Leases, and Utilities Capacity after execution of this Financing Statement, (e) all Appurtenances incident or appertaining to the foregoing or any part thereof, ...blanket lien with respect to the foregoing. (Lots 2, 3 and 7-17, Block 51, Mertzon, Irion County, TX; Lots 3, 8-9, and 11, Eldorado, Schleicher County, TX; Lots 3 & 4, Ozona, Crockett County, TX)

15

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
TOWN AND COUNTRY FOOD STORES, INC.

TX SOS	4/21/2010	UCC-1	97-00241450	11/24/1997	Pama Corporation	Notice Filing - PAMA Corporation d/b/a Panhandle Popcorn Company is the owner of its popcorn warmers and coinciding display stands at Debtor’s stores at various locations in the State of Texas.
		UCC-3	03-00052274	10/17/2002		Continuation.
		UCC-3	07-00349194	10/11/2007		Continuation.

16

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
		UCC-1	05-0023107866	7/25/2005	Tidel Engineering, L.P.	All accessories, special parts and replacement parts, transferred, sold or assigned to Debtor by Secured Party, together with all accessories, special parts and replacement parts hereinafter acquired by Debtor, and software license and programming used in connection with the accessories, special parts and replacement parts, as well as any and all accounts receivable and proceeds from the sale or assignment of the accessories, special parts and replacement parts, pursuant to that certain Security Agreement dated 12/17/04

		UCC-1	07-0040794738	12/3/2007	LaSalle Bank National Association[1], as Indenture Trustee for MSDWMC Owner Trust 2003-F1 Notes, Series 2003-F1 and Owner Trust Certificates	All of Debtor’s present and future estate, right, title and interest in and to the “Pledged Collateral”

[1]	Permitted For 60 Days After Closing Date.

17

Jurisdiction	Search Through Date	File Type	File Number	File Date	Secured Party	Collateral/Notes
		UCC-1	07-0040950974	12/4/2007	LaSalle Bank National Association[1], as Indenture Trustee for MSDWMC Owner Trust 2000-Fl Notes, Participating Interests and Owner Trust Certificates	All of Debtor’s present and future estate, right, title and interest in and to the “Pledged Collateral”
		UCC-1	08-0009991955	3/24/2008	Affiliated Foods[2], Inc.	All stock or investment property owned by Debtor in Creditor association or its subsidiaries or affiliates . All Subscription Funds, shares and Buying Deposits hereafter issued by Affiliated Foods, Inc. to the Debtor and any rebated funds hereafter earned by the Debtor. All general intangibles including but not limited to all rebates and patronage dividends existing now or after acquired.

[2]	Permitted until July 19, 2010 unless the Revolving Administrative Agent consents to such longer period.

18

SCHEDULE 5.9(b)

Landlords’ Liens

STORE NO.	LESSOR	LANDLORD LIEN WAIVER
2362	[***]	No
2365	[***]	No
2375	[***]	No
7331	[***]	No
7349	[***]	No
7352	[***]	No
7456	[***]	No
9262	[***]	No
9391	[***]	Specific Landlord Lien Retained
9393	[***]	Yes
9395	[***]	Specific Landlord Lien Retained
9416	[***]	Specific Landlord Lien Retained
9642	[***]	No
9646	[***]	No
9667	[***]	No
9672	[***]	No
9785	[***]	Specific Landlord Lien Retained
9831	[***]	Specific Landlord Lien Retained

* CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[***].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

19

SCHEDULE 5.11

Affiliate Transactions

None.

20

SCHEDULE 5.29

Leases of Mortgaged Property

STRIPES LLC

Store No.	Lessor	Lessee	Maturity Date	Monthly Rent	Options	Subordinate to mortgage (Y/N)
2121	Stripes LLC	[***]	1/20/2012	[***]	Four 5 year options	Y
2122	Stripes LLC	[***]	1/20/2012	[***]	Four 5 year options	Y
2131	Stripes LLC	[***]	1/20/2012	[***]	Four 5 year options	Y
2195	Stripes LLC	[***]	8/31/2012	[***]	One 5 year option	Y
7136	Stripes LLC	[***]	5/31/2010	[***]	None	Y
7136	Stripes LLC	[***]	1/31/2011	[***]	None	Y
7137	Stripes LLC	[***]	10/1/1997(month to month)	[***]	None	N
7137	Stripes LLC	[***]	10/1/1997 (month to month)	[***]	None	N
9145	Stripes LLC	[***]	8/31/2019	[***]	One 5 year option	Y

* CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[***].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

21

TOWN & COUNTRY FOOD STORES, INC.

Store No.	Lessor	Lessee	Maturity Date	Monthly Rent	Options	Store No.
206	Town & Country Food Stores, Inc.	[***]	10/15/2022	[***]	Continues on a year to year basis, unless terminated	N

* CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND IS NOTED WITH “[***].” AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

22